Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

COLLABORATION AND LICENSE AGREEMENT

This Collaboration and License Agreement (“Agreement”), effective as of June 15, 2021 (the “Effective Date”), is entered into by and between MacroGenics, Inc., a Delaware corporation with a place of business at 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”), and Zai Lab US LLC, a limited liability company organized under the laws of the State of Delaware, the United States, with a place of business at 1440 O’Brien Drive, Suite C, Menlo Park, CA 94025 (“Zai”). MacroGenics and Zai may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, MacroGenics has expertise in, and platforms for, the discovery and development of products for the treatment of patients with cancer, inflammatory and infectious diseases;

WHEREAS, Zai has expertise in the research, development and commercialization of pharmaceutical products;

WHEREAS, Zai and MacroGenics desire to enter into a collaboration for the development of certain bi-specific antibodies based on MacroGenics’ proprietary DART® and TRIDENT® platforms, and if approved for commercialization, the commercialization of such bi-specific antibodies in the Territory (as defined below), pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, MacroGenics desires to grant to Zai, and Zai desires to receive, an exclusive license to research, develop, manufacture and commercialize bi-specific antibodies based on MacroGenics’ proprietary DART® and TRIDENT® platforms in the Field in the Territory, pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, MacroGenics desires to grant to Zai, and Zai desires to receive, an option to convert a royalty arrangement into a profit and loss sharing arranging with respect to certain bi-specific antibody-based product(s) on a worldwide basis, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

AGREEMENT

1.    DEFINITIONS. Unless specifically set forth to the contrary herein, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1    “[***] Molecule” means a therapeutic bi-specific molecule which binds to [***] and CD3 and is generated from MacroGenics’ proprietary DART or TRIDENT platforms.

1.2    “[***] Opt-In Territory” means the (a) [***]Territory; (b) the countries, regions and territories of [***]; and (c) Europe.

1.3    “[***] Profit Share Option Payment” means (a) eighty-five million US Dollars ($85,000,000) [***].

1.4    “[***] Product” means a product that incorporates a [***] Molecule as an active ingredient.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.5    “[***] Profit Share Option” has the meaning set forth in Section 5.1(e).

1.6    “[***] Research Costs” has the meaning set forth in Section 4.2(c)(i).

1.7    “[***] Territory” means Greater China, Japan and Korea.

1.8    “[***] Program” means the program of activities conducted by the Parties under this Agreement for the Development and Commercialization of the [***] Molecules and [***] Products.

1.9    “Accounting Standards” means (a) with respect to MacroGenics, U.S. generally accepted accounting principles (“GAAP”), as consistently applied, and (b) with respect to Zai, International Financial Reporting Standards (“IFRS”), as consistently applied.

1.10    “Acting Improperly” has the meaning set forth in Section 7.3(b)(i).

1.11    “Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject to whom a Licensed Molecule or Product is administered and which could but does not necessarily have a causal relationship with such Licensed Molecule or Product, including any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the administration of such Licensed Molecule or Product, whether or not considered related to such administration.

1.12    “Affiliate” means with respect to any Party, any person or entity controlling, controlled by or under common control with such Party. For purposes of this Section 1.12, “control” means (a) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity and (b) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.13    “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

1.14    “[***]” means [***].

1.15    “Applicable Laws and Regulations” means all international, national, federal, state, regional, provincial, municipal and local government laws, rules, and regulations that apply to either Party or to the conduct of any Development, Manufacturing or Commercialization activities under this Agreement including cGMP, GCP, GBPS, and the laws, rules and regulations of the ICH, the United States and any country or Region in the applicable Territory, each as may be then in effect, as applicable and amended from time to time.

1.16    “Available” shall mean, with respect to a Target selected by a Party in a written notice pursuant to Section 4.1(a) or Section 4.1(b), [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.17    “Biosimilar Product” means, with respect to a Product sold in a country or Region, a product that: (a) is marketed by a Third Party that has not obtained the rights to such product as a Sublicensee or distributor of, or through any other contractual relationship with, either Party or any of its Affiliates or Sublicensees; and (b)(i) contains the same or similar amino acid sequence as the applicable Product, or (ii) has been granted Regulatory Approval as a biosimilar or interchangeable biological product by the applicable Regulatory Authority according to a biosimilar regulatory pathway that is materially equivalent to that of Section 351(k) of the US Public Health Service Act (42 U.S.C. § 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation.

1.18    “BLA” means a Biologics License Application or New Drug Application (“NDA”) filed with the FDA for marketing approval of a Product or any successor applications or procedures, and all supplements and amendments that may be filed with respect to the foregoing, or similar filings with applicable Regulatory Authorities (including the NMPA), for approval to commercially market, import and sell a Product. The term BLA shall exclude pricing and reimbursement approvals.

1.19    “Business Day” means a day on which banking institutions in Washington, DC, USA, Boston, MA, USA, Hong Kong, and Shanghai, PRC are open for business, excluding any Saturday or Sunday.

1.20    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.21    “Calendar Year” means the respective periods of twelve (12) months commencing on January 1 and ending on December 31.

1.22    “cGMP” means current Good Manufacturing Practices as set forth in the FDCA and the Public Health Service Act (the “PHS Act”), and in regulations at 21 C.F.R. Parts 210, 211 and 600, as in effect at the time when any Product is being manufactured for clinical development or commercial use, when any Product is being sold or when any clinical trial regarding a Product is being conducted, provided, and to the extent applicable to such clinical trial, as such regulations are interpreted and enforced by the FDA, including as set forth in applicable guidance documents issued by the FDA, and in accordance with applicable, generally accepted industry standards, and the equivalent legal requirements in other applicable jurisdictions, all as the same may be amended from time to time.

1.23    “[***]” means a therapeutic bi-specific molecule which (a) binds to CD3 and [***]; (b) is generated from MacroGenics’ proprietary DART or TRIDENT platform; and (c)[***].

1.24    “[***]” means a product that incorporates a [***] as an active ingredient.

1.25    “[***]” means the program of activities conducted by the Parties under this Agreement for the Development, Manufacture and Commercialization of the [***] and [***] .

1.26    “Clinical Data” means all data generated or arising from the conduct of a Clinical Trial under this Agreement.

1.27    “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Phase IV Clinical Trial or Registration Trial, as applicable.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.28    “CMC” means Chemistry Manufacturing and Controls.

1.29    “CMO” means a contract manufacturing organization.

1.30    “Co-Commercialization Plan” means a written Commercialization plan intended to support Commercialization of [***] Molecules and [***] Products after the Opt-In in the Field worldwide, as may be updated and amended periodically in form and substance approved by the JSC in accordance with Section 7.1(c).

1.31    “Co-Development Plan” means a written Development plan intended to support Development and Regulatory Approval of [***] Molecules and [***] Products after the Opt-In in the Field worldwide, as may be updated and amended periodically in form and substance approved by the JSC in accordance with Section 5.1(a)(ii).

1.32    “Collaboration Molecule” means each of the [***] Molecule and the MGNX Option Molecule.

1.33    “Collaboration Product” means each of the [***] Product and the MGNX Option Product.

1.34    “Collaboration Program” means each program of activities conducted by the Parties under this Agreement for the Development and Commercialization of the Collaboration Molecules and Collaboration Products.

1.35    “Collaboration Territory” means (a) with respect to the [***] Molecule and the [***] Product before the Opt-In, the [***] Territory, (b) with respect to the [***] Molecule and the [***] Product after the Opt-In, the [***] Opt-In Territory, and (b) with respect to the MGNX Option Molecule and MGNX Option Product, the MGNX Option Territory.

1.36    “Combination Product” mean (a) any single product comprising both (i) a Licensed Molecule and (ii) one or more other therapies or pharmaceutically active compounds or substances that is not a Licensed Molecule; (b) any sale of a Product with one or more other therapies or products for a single invoice price; or (c) any sale of a Product as part of a bundle with one or more other therapies, products or services (i.e., where a Product and such other therapies, products or services are sold for a single invoice price or where a discount, rebate or other amount that reduces the price of a Product is provided in exchange for, or otherwise conditioned upon, the purchase of such other therapies, products or services), to the extent not described in clause (a) or (b). The Licensed Molecule portion of any Combination Product shall be deemed the “Licensed Component” and the other portion of such Combination Product shall be deemed the “Other Component”, and each Combination Product shall be deemed a Product hereunder.

1.37    “Commercialization” or “Commercialize” means activities taken before and after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, marketing, sales force recruitment, sale, offering for sale, and distribution of a pharmaceutical product and post-launch medical activities, including: (a) distribution, storage, transportation, importation and exportation; (b) strategic marketing, sales force, detailing, advertising, and market and product support; (c) medical education and liaison and any Phase IV Clinical Trials unless required as a condition for approval, to the extent permitted by this Agreement; (d) all customer support and product distribution, invoicing and sales activities; and (e) all post-approval regulatory activities, including those necessary to maintain Regulatory Approvals. For clarity, “Commercialization” or “Commercialize” does not include any related Manufacturing activities.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.38    “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective of such Party under similar circumstances, it being understood and agreed that with respect to the Commercialization of Licensed Molecule and Products, such efforts shall be similar to those efforts and resources commonly used by a pharmaceutical or biopharmaceutical company, as applicable, of comparable size and resources to such Party in the applicable country or Region for a similar biological or pharmaceutical product owned by it or to which it has exclusive-rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, other medical and clinical considerations, anticipated or approved labeling, the competitiveness of alternative products in the marketplace, market exclusivity, market potential, financial return, the patent and other proprietary position of the product, and the likelihood of Regulatory Approval given the regulatory structure involved, regulatory environments and other technical, legal, scientific, medical or commercial factors that such a company would reasonably deem to be relevant.

1.39    “Confidential Information” means any and all non-public scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information and data, in any tangible or intangible form.

1.40    “Control”, “Controls” or “Controlled by” means, with respect to any item of or right under Patents or Know-How, the extent of the ability of a Party (whether through ownership or license, other than pursuant to this Agreement) to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party or creating a payment obligation upon such Party, unless the other Party agrees to bear the applicable Triggered Third Party Payment pursuant to Section 3.8 or otherwise.

1.41    “Cover” means, with respect to a product, technology, process or method, that, in the absence of possession of the right (by ownership, license or otherwise) under a Valid Claim, the practice or exploitation of such product, technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.42    “CRO” means a clinical research organization.

1.43    “Data Exclusivity Period” means the period, if any, during which the applicable Regulatory Authority (including the FDA and the NMPA) prohibits reference, without the consent of the owner of a BLA, to the clinical and other data that is contained in such BLA and that is not published or publicly available outside of such BLA.

1.44    “Deadlock” has the meaning set forth in Section 2.2(c).

1.45    “Depot Subcontractor” means any subcontractor engaged by Zai to store, distribute, handle or otherwise possess Licensed Molecule or Product that was provided by MacroGenics to supply a Clinical Trial.

1.46    “Develop”, “Development” or “Developing” means research, discovery, and preclinical and clinical drug or biological development activities, including toxicology, formulation, statistical analysis, preclinical and Clinical Trials (but excluding Phase IV Clinical Trials unless required as a condition for Regulatory Approval) and regulatory affairs, approval and registration, in each case, of a Licensed Molecule or a Product in the Field. For clarity, “Develop”, “Development” or “Developing” does not include any related Manufacturing activities.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.47    “Development Costs” means all costs incurred in connection with any Development activities, including (a) site investigator fees and monitoring costs, (b) contract research organization and site management organization fees, (c) data management costs, (d) safety surveillance and reporting costs (e) patient costs, (f) drug comparator and standard-of-care drug costs, (g) drug administration costs, (h) development, validation, and procurement costs related to any companion diagnostic product, and (i) central and local lab costs.

1.48    “Development Plan Activities” has the meaning set forth in Section 5.1(c)(i).

1.49    “Dispute” means any dispute, claim, or controversy (other than matters that are within the decision-making authority of a Party pursuant to Section 2.2(c), or are expressly stated herein to require the consent of both Parties) arising from or related to this Agreement or to the interpretation, application, breach, termination, or validity of this Agreement, including any claim of inducement of this Agreement by fraud or otherwise.

1.50    “EMA” means the European Medicines Agency, or any successor agency thereto.

1.51    “Europe” means all countries that are officially recognized as member states of the European Union as of the Effective Date, the United Kingdom, Switzerland, Iceland, Norway and Liechtenstein.

1.52    “Executive Officer” means, with respect to either Party, the Chief Executive Officer of such Party (or his or her designee who will be a senior executive directly reporting to the Chief Executive Officer of such Party and with authority to bind such Party).

1.53    “Failure to Supply” means the failure of MacroGenics or its Affiliates to supply Zai, its Affiliates or Sublicensees with [***]percent ([***]%) [***] be supplied to Zai, its Affiliates or Sublicensees pursuant to a supply agreement between the Parties[***].

1.54    “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.55    “FDCA” means the Federal Food, Drug and Cosmetic Act, as amended.

1.56    “Field” means the treatment, prevention and diagnosis of all Indications; provided that, in the case of any Licensed Molecule or Product Covered by a Patent or other intellectual property right licensed in one or more MacroGenics Third Party Agreement or Zai Third Party Agreement, “Field” in which such Patent or other intellectual property right may be practiced with respect to such Licensed Molecule or Product shall be limited to the minimum extent necessary to comply with the terms of such MacroGenics Third Party Agreement or Zai Third Party Agreement for so long as such limitation is necessary to avoid a breach of the MacroGenics Third Party Agreement or Zai Third Party Agreement.

1.57    “First Commercial Sale” means, with respect to any Product, the first sale to a Third Party for end use or consumption of such Product in a country or Region after Regulatory Approval has been granted by the Regulatory Agency for the Product in such country or Region.

1.58    “FTE” means, with respect to a Party, [***] hours of work devoted to or in direct support of specified activities under this Agreement, conducted by one or more qualified employees of such Party or its Affiliate. For clarity, any individual contributing less than [***] hours per Calendar Year (or equivalent pro-rata portion thereof for the period beginning on the Effective Date and ending on the last day of the first Calendar Year) shall be deemed a fraction of an FTE on a pro-rata basis.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.59    “FTE Cost” means, with respect to any period and a Party or its Affiliate, the FTE Rate multiplied by the number of FTEs expended by such Party or its Affiliate during such period; provided that a Party shall not charge the other Party more than once for any FTE Cost if such FTE Cost is already included as a component of other expenses payable to such charging Party under this Agreement.

1.60    “FTE Rate” means a rate of [***] US Dollars (US$[***]) per FTE per Calendar Year, pro-rated for the period beginning on the Effective Date and ending on the last day of the first Calendar Year; provided, however, that such rate shall be increased or decreased annually beginning on [***], by the applicable CPI Adjustment.

1.61    “Fully-Burdened Manufacturing Cost” means, with respect to a particular Collaboration Molecule or Collaboration Product, whether as active pharmaceutical ingredient or finished form, supplied by a Party, [***]percent ([***]%) of either: (i) if Manufactured by a Third Party, [***] for the Manufacture of such Collaboration Molecule or Collaboration Product without mark-up (for clarity, [***]); or (ii), if Manufactured by such Party or its Affiliate, [***] and applicable FTE costs, and in accordance with such Party’s Accounting Standards, including the following incurred by or on behalf of such Party or its Affiliate and reasonably allocated to such Collaboration Molecule or Collaboration Product:

[***]

1.62    “Future Third Party Agreement” has the meaning set forth in Section 3.8(a).

1.63    “Gatekeeper” has the meaning set forth in Section 4.1(c).

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.64    “GBPS” means the General Biological Products Standards as set forth in 21 C.F.R. Part 610, to the extent applicable.

1.65    “GCP” or “Good Clinical Practices” means current Good Clinical Practices as set forth in the Applicable Laws and Regulations, such as FDCA and the PHS Act and regulations set forth at 21 C.F.R. Part 312, as well as (but not limited to) the requirements set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005, to the extent applicable to a clinical trial regarding any Product, as such obligations are interpreted and enforced by the applicable Regulatory Authority (e.g., FDA and Member States of the European Union), and as interpreted under prevailing industry standards, including standards of medical ethics, applicable guidance documents issued by the FDA and any other Regulatory Authority, including ICH GCP, the informed consent requirements set forth in 21 C.F.R. Part 50 and the equivalent legal requirements in other applicable jurisdictions, the requirements relating to Institutional Review Boards set forth in 21 C.F.R. Part 56 and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.

1.66    “Global Branding Strategy” has the meaning set forth in Section 7.1(d).

1.67    “Global Development Plan” means a written Development plan intended to support Development and Regulatory Approval of Collaboration Molecules and Collaboration Products (other than [***] Molecules and [***] Products after the Opt-In) in the Field both within the Collaboration Territory and outside of the Collaboration Territory, as may be updated and amended periodically in form and substance approved by the JSC in accordance with Section 5.1(a).

1.68    “Global Product Brand” has the meaning set forth in Section 7.1(d).

1.69    “GLP” or “Good Laboratory Practices” means the recognized rules governing the conduct of non-clinical safety studies and ensuring the quality, integrity and reliability of study data as set forth in Applicable Laws and Regulations, such as 21 C.F.R. Part 58, and the equivalent legal requirements in other applicable jurisdictions, as the same may be amended from time to time.

1.70    “Government Official” means any Person employed by or acting on behalf of a government, government-owned or -controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who holds himself out to be the authorized intermediary of any of the foregoing.

1.71    “Greater China” means the PRC, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

1.72    “ICC Rules” has the meaning set forth in Section 15.3.

1.73    “ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.

1.74    “In-License Party” has the meaning set forth in Section 3.8(a).

1.75    “IND” means an Investigational New Drug application, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.76    “Indemnifying Party” means the Party that is obligated to indemnify the Indemnitee under Article 13.

1.77    “Indemnitee” means either the Zai Indemnitee or the MacroGenics Indemnitee, as applicable.

1.78    “Indication” means a separate and distinct disease, disorder or medical condition in humans or non-human animals with different tissue origin classified as a three-character category in International Statistical Classification of Diseases and Related Health Problems (or “ICD”) 10-CM published by the World Health Organization, for which a Product can be used to diagnose, treat or prevent, which use is the subject of a separate Regulatory Filing to support a Regulatory Approval for such use. Notwithstanding the foregoing, [***].

1.79    “Initiation” means, with respect to a clinical trial of a Product, the first dosing of such Product in the first subject in such clinical trial.

1.80    “[***]” shall mean an [***] conducted by a Party or its Affiliates that (a) [***], and (b) has a [***].

1.81    “Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.4(a).

1.82    “Joint Research and Development Committee” or “JRDC” has the meaning set forth in Section 2.3(a).

1.83    “Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.2(a).

1.84    “Jointly Owned IP” means, collectively, all Know-How and inventions, whether patentable or not, that are (a) conceived or reduced to practice in the course of conducting activities under this Agreement and (b) jointly owned by the Parties pursuant to this Agreement, together with all intellectual property rights therein. For clarity, Jointly Owned IP shall include the Research IP.

1.85    “Jointly Owned Patents” has the meaning set forth in Section 14.2(b)(iv).

1.86    “Know-How” means (a) any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, and (b) any proprietary biological, chemical or physical materials.

1.87    “License-Only Molecule” means [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.88    “License-Only Product” means [***].

1.89    “License-Only Program” means each program of activities conducted by the Parties under this Agreement for the Development, Manufacture and Commercialization of the License-Only Molecules and License-Only Products.

1.90    “License-Only Territory” means worldwide.

1.91    “Licensed Molecule” means each of the [***] Molecule, the MGNX Option Molecule, the [***] and the Zai Selection Molecule.

1.92    “Losses” has the meaning set forth in Section 13.1.

1.93    “MacroGenics Audit” has the meaning set forth in Section 7.3(c)(vi).

1.94    “MacroGenics Improvement Plan” has the meaning set forth in Section 7.3(c)(iii)(1).

1.95    “MacroGenics Improvement IP” has the meaning set forth in Section 14.1(c).

1.96    “MacroGenics Indemnitee” has the meaning set forth in Section 13.1.

1.97    “MacroGenics Manufacturing In-Licenses” means agreements executed prior to the Effective Date by MacroGenics with Third Parties to the extent such agreements grant MacroGenics the right to use Patents and/or Know-How controlled by such Third Party for Manufacturing any Licensed Molecule or Product.

1.98    “MacroGenics Licensed Know-How” means any Know-How (excluding any Patents) that is (a) Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or reasonably useful for Zai to Develop, Manufacture and Commercialize Licensed Molecules and Products in accordance with this Agreement, including MacroGenics’ interest in any Know-How with the Jointly Owned IP or MacroGenics Improvement IP; provided that, MacroGenics Licensed Know-How shall exclude any Know-How [***].

1.99    “MacroGenics Licensed Patent” means any Patent that is (a) Controlled by MacroGenics or any of its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or reasonably useful for Zai to Develop, Manufacture and Commercialize Licensed Molecules and Products in accordance with this Agreement, including any MacroGenics’ interest in any Patent within the Jointly Owned IP or MacroGenics Improvement IP; provided that, MacroGenics Licensed Patent shall exclude [***]. The MacroGenics Licensed Patents Controlled by MacroGenics or any of its Affiliates as of the Effective Date are listed in Exhibit A attached hereto.

1.100    “MacroGenics Licensed Technology” means the MacroGenics Licensed Patents and the MacroGenics Licensed Know-How.

1.101    “MacroGenics Licensed Trademarks” means any and all Trademarks [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.102    “MacroGenics Platform” means MacroGenics’ proprietary DART, TRIDENT and other MacroGenics’ proprietary platforms that are used to generate, evaluate and select bi-specific molecules comprising one or more covalently-bonded diabody domains including, but not limited to those disclosed in the Patents listed in Exhibit A, which may be updated from time to time by MacroGenics.

1.103    “MacroGenics Product-Specific Patent” means any MacroGenics Licensed Patent that solely and exclusively Covers the (a) composition of matter of a License-Only Molecule or License-Only Product or (b) the method of using such License-Only Molecule or License-Only Product as a therapeutic, prophylactic or diagnostic, in each case (a)-(b) in the applicable Territory, and does not also Cover the composition of matter of, or the method of using, any other product that is not a License-Only Molecule or License-Only Product. For clarity, MacroGenics Product-Specific Patent shall exclude [***].

1.104    “MacroGenics Representatives” has the meaning set forth in Section 7.3(c).

1.105    “MacroGenics Third Party Agreements” means any agreement between MacroGenics and its Third Party licensor that is entered into after the Effective Date and for which Zai elects to obtain a sublicense under Section 3.8.

1.106    “Major European Country” means the [***].

1.107    “Major Safety Issue” means, with respect to a Product, any of the following: (a) an adverse safety profile of a Product, or receipt or generation by a Party of any safety, tolerability or other data, indicating, as measured by safety and efficacy evaluation criteria and methodology customarily used by a majority of clinicians conducting studies on similar products for the same or substantially the same Indication as being pursued by such Party for such Product in the applicable country or Region, that such Product has or is reasonably likely to have serious risks for medical applications in humans to require a recall, withdrawal, or similar action; or (b) any notice, information or correspondence received by a Party from [***], or any action taken by any such Regulatory Authority, in each case, indicates that Regulatory Approval is reasonably unlikely to be granted therefor or, if already granted, the Regulatory Approval therefor would reasonably likely be revoked, or causes the Regulatory Approval therefor not to be granted or, if already granted, to be revoked.

1.108    “Manufacture” or “Manufacturing” means all operations involved in the manufacturing (including process development activities, quality assurance and quality control testing (including test method development and in-process, release and stability testing, if applicable), storage, releasing, packaging and importation of a Licensed Molecule or a Product) to supply Licensed Molecule and Product for Development and Commercialization under this Agreement. For purposes of clarification, “Manufacturing” is not included in Development or Commercialization.

1.109    “Marketing Authorization Application” or “MAA” means a New Drug Application (“NDA”) or any other application to the appropriate Regulatory Authority for approval to market a Product, but excluding pricing approvals.

1.110    “MGNX Option Molecule” means a therapeutic bi-specific molecule which (a) binds to (i) a Target selected by MacroGenics pursuant to Section 4.1(a) and (ii) CD47; (b) is generated from MacroGenics’ proprietary DART or TRIDENT platform; and (c) comprises a sequence that is the same as or similar to a sequence provided by Zai and encodes a CD47 binding moiety.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.111    “MGNX Option Product” means a product that incorporates a MGNX Option Molecule as an active ingredient.

1.112    “MGNX Option Program” means the program of activities conducted by the Parties under this Agreement for the Development and Commercialization of the MGNX Option Molecules and MGNX Option Products.

1.113    “MGNX Option Territory” means Greater China, Japan and Korea.

1.114    “NMPA” means National Medical Products Administration, or any successor agency thereto.

1.115    “Net Sales” means the gross amount invoiced for Products sold by Zai or its Related Parties directly to Third Parties which are not Related Parties after deducting, if not previously deducted, from the amount invoiced, the following, in each case to the extent included in the gross invoice price:

(a)    reasonable trade, quantity and cash discounts and rebates (including wholesaler inventory management fees), chargebacks, and retroactive price reductions or allowances actually allowed or granted from the billed amount;

(b)    credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls and amounts credited or repaid because of retroactive price reductions specifically identifiable to the Product;

(c)    bad debts written off which are attributable to sales of Products (subject to cap equal to [***] percent ([***]%) of gross amount invoiced for Products sold);

(d)    taxes imposed on the production, sale, import, delivery or use of the Product (including sales, use, excise or value added taxes but excluding income taxes), duties or other governmental charges (including charges for product testing required for importation) levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds; and

(e)    costs actually incurred for distribution or importing (including transportation, freight and insurance, and warehousing in the Territory).

Such amounts shall be determined from the books and records of Zai or its Related Party, maintained in accordance with Zai’s Accounting Standards, as consistently applied. Zai further agrees, in determining such amounts, it shall use Zai’s then-current standard procedures and methodology, including Zai ’s then-current standard exchange rate methodology for the translation of foreign currency sales into US Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Without limiting the generality of the foregoing, non-invoiced transfers or dispositions of Product for charitable, compassionate use, promotional (including samples, in amounts reasonably customary in the industry), non-clinical, clinical, or regulatory purposes shall be excluded from Net Sales, as will sales or transfers of Product among a Party and its Related Parties, unless such Party or Related Party is the end user of such Product, but rather the Net Sales shall be deemed to have arisen upon the subsequent sale or transfer of Product to Third Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

If Zai or any of its Related Parties sells a Product as a Licensed Component of a Combination Product in a country or Region in any Calendar Quarter, then Net Sales shall be calculated by multiplying the Net Sales of the Combination Product during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales per unit sold of the Licensed Component when sold separately in such country or Region during such Calendar Quarter (calculated by determining the Net Sales of the Licensed Component during such Calendar Quarter in accordance with the definition of Net Sales set forth herein and dividing such Net Sales by the number of units of the Licensed Component during such Calendar Quarter) and B is the average Net Sales per unit sold of the Other Component(s) included in the Combination Product when sold separately in such country or Region during such Calendar Quarter (calculated by determining the Net Sales of such Other Component(s) sold during such Calendar Quarter by applying the definition of Net Sales set forth herein as if it applied to sales of such Other Component(s) and dividing such Net Sales by the number of units of such Other Component(s) sold during such Calendar Quarter).

For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product shall be allocated among sales of the Licensed Component and sales of the Other Component(s) included in such Combination Product as follows: (i) deductions that are attributable solely to the Licensed Component or one of the Other Component(s) shall be allocated solely to Net Sales of the Licensed Component or such Other Component, as applicable, and (ii) all other deductions shall be allocated among sales of the Licensed Component and sales of the Other Component(s) in proportion to Zai’s and MacroGenics’ mutual agreement of the fair market value of the Licensed Component and the Other Component(s).

In the event that no separate sales of the Licensed Component or any Other Component(s) included in a Combination Product are made by Zai or its Related Parties, during a Calendar Quarter in which such Combination Product is sold, the average Net Sales per unit sold shall be determined by mutual agreement of the Parties in good faith based on the relative economic value contributions of the Licensed Component and each of the Other Component(s) included in such Combination Product.

1.116    “Opt-In” means Zai’s exercise of the [***] Profit Share Option in accordance with Section 5.1(e).

1.117    “Patents” means (a) all patents and patent applications in any country, region (including Region) or supranational jurisdiction and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

1.118    “Patent Prosecution” means the responsibility for (a) preparing, filing, prosecuting, and pursuing registration of, applications (of all types) for any Patent (b) for maintaining any Patent, and (c) for managing any interference or opposition proceeding relating to the foregoing.

1.119    “Payment Taxes” means VAT and income taxes withholding required under Applicable Law to be paid to a tax authority.

1.120    “Permitted Subcontractor” has the meaning set forth in Section 5.1(f)(i).

1.121    “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.122    “Phase I Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Product in patients in any country (including country or Region) in accordance with GCP that generally provides for the first introduction into humans of a Product and intended to determine safety, metabolism and pharmacokinetic properties and clinical pharmacology of a Product in health patients, or that would otherwise satisfy the requirements of Applicable Laws and Regulations for such country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(a), relating to human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.123    “Phase II Clinical Trial” means a human clinical trial, or the relevant portion of such trial, conducted in patients with a Product, in accordance with GCP and intended to demonstrate efficacy and a level of safety in the particular Indication tested, as well as to obtain a preliminary Indication of the unit or daily dosage regimen required, or that would otherwise satisfy the requirements of Applicable Laws and Regulations of the country or Region in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(b), relating to human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents. For clarity, a Phase I Clinical Trial with an expansion cohort of patients that meets the descriptions or otherwise satisfies the requirements in the foregoing shall be deemed a Phase II Clinical Trial.

1.124    “Phase III Clinical Trial” means a human clinical trial, or the relevant portion of such trial, in any country that is conducted in accordance with GCPs and the results of which are intended to be used as a pivotal study to establish both safety and efficacy of a Product as a basis for a BLA submitted to the FDA, the NMPA or the appropriate Regulatory Authority of such other country or Region, or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c), or any successor regulation thereto or foreign equivalents.

1.125    “Phase IV Clinical Trial” means a human clinical trial conducted after the Regulatory Approval of a Product in a country or Region, which trial is conducted (a) voluntarily to enhance scientific knowledge of such Product (e.g., for expansion of product labeling or dose optimization); or (b) conducted due to a request or requirement of a Regulatory Authority of a country or Region.

1.126    “Plan” means individually and collectively the Research Plans, Global Development Plans, Territory Specific Development Plans, Co-Development Plan and Co-Commercialization Plan.

1.127    “POC Clinical Trial” means one or more Clinical Trials in which patients are treated with the [***] Product that has in aggregate either: (a) [***], or (b) [***].

1.128    “POC Data Package” means [***].

1.129    “PRC” means the People’s Republic of China, which for purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

1.130    “Product” means each of the Collaboration Products and the License-Only Products.

1.131    “Program” means a Collaboration Program or a License-Only Program.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.132    “[***]” means [***].

1.133    “Region” means each of Hong Kong Special Administrative Region and Macau Special Administrative Region.

1.134    “Registration Trial” means the first clinical trial which is designed to support Regulatory Approval for the Product in a country or Region. Notwithstanding, any Phase III Clinical Trial shall be deemed a Registration Trial.

1.135    “Regulatory Approval” means a BLA approval from the relevant Regulatory Authority in a country or Region to market and sell a Product in such country or Region.

1.136    “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the conduct of clinical trials or the manufacturing, marketing, reimbursement or pricing, as applicable, of a Product, including in the United States, the FDA and in the PRC, the NMPA, and any successor governmental authority having substantially the same function.

1.137    “Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including INDs, BLAs, NDAs, and Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Product.

1.138    “Related Party” means, with respect to a Party, its Affiliates and Sublicensees.

1.139    “Requesting Party” has the meaning set forth in Section 10.7.

1.140    “Research IP” has the meaning set forth in Section 14.1(f).

1.141    “Research Plan” has the meaning set forth in Section 4.2(a).

1.142    “Research Plan Activities” has the meaning set forth in Section 4.2(b).

1.143    “Research Term” means [***].

1.144    “ROW” means all countries in the world except those in the [***] Opt-In Territory.

1.145    “Royalty Term” means, on a Product-by-Product and country-by-country or Region-by- Region basis, the time period beginning on the First Commercial Sale of such Product in such country or Region and expiring on the latest of the following dates: (a) the twelfth (12th) anniversary of the date of First Commercial Sale of the Product in the applicable country or Region, (b) the expiration of the last-to-expire MacroGenics Licensed Patent having a Valid Claim Covering the composition, Manufacture, use, sale or importation of the Product in the applicable country or Region, or (c) the expiration of the last-to-expire Data Exclusivity Period for the Product in the applicable country or Region.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.146    “Safety Data” means any data related solely to any adverse drug experiences and serious adverse drug experience as such information is reportable to Regulatory Authorities, including any “adverse events”, “adverse drug reactions”, and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.

1.147    “Sublicensee” means a Third Party that is granted a sublicense under the licenses granted to a Party under this Agreement, as permitted herein.

1.148    “Target” shall [***].

1.149    “Term” has the meaning set forth in Section 16.1.

1.150    “Terminated Program” means any Program that is terminated by a Party pursuant to Section 16.2, Section 16.3, Section 16.4, Section 16.5, Section 16.6 or Section 16.7.

1.151    “[***]” means each of (a) [***], (b) [***], (c) [***], (d) [***], (e) [***], and (f) [***] (a)-(e).

1.152    “Territory” means (a) with respect to the Collaboration Molecules and Collaboration Products, the applicable Collaboration Territory, and (b) with respect to the License-Only Molecules and License-Only Products, the License-Only Territory.

1.153    “Territory-Specific Development Plan” means a written plan for Development of the Collaboration Molecules and Collaboration Products (other than [***] Molecules and [***] Products after the Opt-In) in the Field in the applicable Collaboration Territory that is primarily intended to support Regulatory Approval of the Collaboration Product in such Collaboration Territory (and not outside such Collaboration Territory) and not otherwise included within the Global Development Plan, as may be updated and amended periodically in form and substance approved by the JSC in accordance with Section 5.1(a).

1.154    “Third Party” means an entity other than (a) Zai and its Affiliates, and (b) MacroGenics and its Affiliates.

1.155    “Trademark” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications throughout the world.

1.156    “Trademark Prosecution” means the responsibility for (a) preparing, filing, and seeking registration of, trademark applications (of all types) for any Trademark, (b) for maintaining any Trademark, and (c) for managing any interference or opposition proceeding relating to the foregoing.

1.157    “Triggered Third Party Payment” means, with respect to a Future Third Party Agreement for which a Party elects to obtain a sublicense under Section 3.8, [***]percent ([***]%) of any payments that the In-License Party would be obligated to pay the Third Party licensor of such Future Third Party Agreement as a result of the grant of a sublicense to the other Party, including all royalty payments, milestone payments, license maintenance (or similar payment) or sublicense payments payable by the In-License Party pursuant to such Future Third Party Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.158    “United States” or “US” means the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

1.159    “US Dollars” means United States Dollars, the lawful currency of the US.

1.160    “Valid Claim” means a claim of: (a) an issued and unexpired Patent included within the MacroGenics Licensed Patents in a country or Region which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a pending patent application that has been filed in good faith and that has not been cancelled, withdrawn, or abandoned and has not been pending for more than [***] from the earliest priority date, provided that, if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim shall again be deemed a Valid Claim in the event such claim subsequently issues.

1.161    “Zai Audit” has the meaning set forth in Section 7.3(b)(vi).

1.162    “Zai Improvement IP” has the meaning set forth in Section 14.1(d).

1.163    “Zai Improvement Plan” has the meaning set forth in Section 7.3(b)(iii)(1).

1.164    “Zai Indemnitees” has the meaning set forth in Section 13.2.

1.165    “Zai License-Only IP” has the meaning set forth in Section 14.1(e).

1.166    “Zai Licensed Know-How” means any Know-How (excluding any Patent) Controlled by Zai or any of its Affiliates as of the Effective Date or at any time during the Term that is necessary or reasonably useful for MacroGenics to (a) conduct the Development activities allocated to it under the applicable Research Plans or (b) Develop, Manufacture and Commercialize Collaboration Molecules and Collaboration Products in accordance with this Agreement, including Zai’s interest in any Know-How with the Jointly Owned IP or Zai Improvement IP.

1.167    “Zai Licensed Patent” means any Patent Controlled by Zai or any of its Affiliates as of the Effective Date or at any time during the Term that is necessary or reasonably useful for MacroGenics to (a) conduct the Development activities allocated to it under the applicable Research Plans or (b) Develop, Manufacture and Commercialize Collaboration Molecules and Collaboration Products in accordance with this Agreement, including Zai’s interest in any Patent with the Jointly Owned IP or Zai Improvement IP. [***] and are Controlled by Zai or any of its Affiliates as of the Effective Date are listed in Exhibit C attached hereto.

1.168    “Zai Licensed Technology” means the Zai Licensed Patents and the Zai Licensed Know-How.

1.169    “Zai Platform” means [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

1.170    “Zai Product-Specific Patent” means [***].

1.171    “Zai Representatives” has the meaning set forth in Section 7.3(b).

1.172    “Zai Selection Molecule” means [***].

1.173    “Zai Selection Product” means a product that incorporates a Zai Selection Molecule as an active ingredient.

1.174    “Zai Selection Program” means the program of activities conducted by the Parties under this Agreement for the Development, Manufacture and Commercialization of the Zai Selection Molecules and Zai Selection Products.

1.175    “Zai Third Party Agreements” means any agreement between Zai and its Third Party licensor that is entered into after the Effective Date and for which MacroGenics elects to obtain a sublicense under Section 3.8.

2.	OVERVIEW; GOVERNANCE

2.1    Overview. The Parties intend and have agreed to undertake the Development, Manufacturing and Commercialization activities under this Agreement, consisting of the following components:

(a)    [***] Collaboration Programs, pursuant to which

(i)    the Parties will jointly conduct [***] Development activities in accordance with the applicable Research Plans;

(ii)    with respect to any [***] the Parties will jointly conduct [***] Development activities in accordance with the applicable Global Development Plan and Territory-Specific Development Plan[***] will have the [***] Development and Commercialization of [***] MGNX Option Territory [***] Development and Commercialization of [***] MGNX Option Territory, in each case of (B) and (C), [***] in the applicable Research Plan, Global Development Plan and Territory-Specific Development Plan;

(iii) with respect to any [***] Molecule and [***] Product [***] the Parties will jointly conduct certain Development activities in accordance with the applicable Global Development Plan and Territory-Specific Development Plan [***] Development and Commercialization of such [***] Molecule and [***] Product Development and Commercialization of such [***] Molecule and [***] Product [***], in each case of (B) and (C), [***] in the applicable Research Plan, Global Development Plan and Territory-Specific Development Plan; and

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(iv)    with respect to any [***] Molecule and [***] Product [***] the Parties will jointly Develop and Commercialize such [***] Molecule and [***] Product worldwide in accordance with the Co-Development Plan and Co-Commercialization Plan, [***] Development and Commercialization of such [***] Molecule and [***] Product [***] Development and Commercialization of such [***] Molecule [***], in each case of (B) and (C), [***]Co-Development Plan and Co- Commercialization Plan; and

(b)    [***] License-Only Programs, pursuant to which [***] Development activities in accordance with the applicable Research Plans [***] Zai will have the exclusive rights and be solely responsible for the Development, Manufacturing and Commercialization of License-Only Molecules and License-Only Products in the License-Only Territory.

2.2     Joint Steering Committee

(a)    Membership. The Parties hereby establish a joint steering committee (the “Joint Steering Committee” or “JSC”), to coordinate and oversee (i) the Parties’ conduct of the Research Plan and subsequent conduct of each Collaboration Program and (ii) the Parties’ conduct of the Research Plan of each License-Only Program during the applicable Research Term. For clarity, neither the JSC nor any other committee established pursuant to this Agreement shall have the right to oversee or have any decision making authority with respect to the Development, Manufacturing or Commercialization of any License- Only Program other than the Parties’ conduct mentioned in (ii) above. The JSC shall consist of [***] representatives [***]. [***] shall designate [***] of its representatives as the initial chairperson of the JSC. Thereafter, the role of chairperson shall alternate between MacroGenics and Zai representatives on a [***]. Each Party may replace its appointed JSC representatives at any time upon reasonable written notice to the other Party. The initial representatives and chair of the JSC shall be established within [***] after the Effective Date. The chair shall have the responsibility to call regular meetings, circulate meeting agendas at least [***] prior to each regular JSC meeting, draft minutes for each JSC meeting and circulate such minutes for both Parties’ written approval. The chair shall have no other authority or special voting power.

(b)    Responsibilities. The responsibilities of the JSC shall be:

(i)    to provide a forum by which the Parties may share information regarding the overall strategy for the Collaboration Programs;

(ii)    to facilitate the exchange of information between the Parties with respect to the activities hereunder and to establish procedures for the efficient sharing of information necessary for the Parties to fulfill their respective responsibilities with respect to the Collaboration Programs;

(iii)    review, discuss and approve each Research Plan, Global Development Plan and Territory-Specific Development Plan and the Co-Development Plan and Co-Commercialization Plan, and updates or amendments thereto and to share and discuss the progress of activities under the Research Plans, Global Development Plans, Territory-Specific Development Plans, Co-Development Plan and Co-Commercialization Plan on a quarterly basis;

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(iv)    to share and discuss the data generated by or on behalf of the Parties in the course of performance towards the goals set forth in the Research Plans, Global Development Plans, Territory-Specific Development Plans, Co-Development Plan and Co-Commercialization Plan;

(v)    to coordinate Development and Commercialization strategies of the Collaboration Programs, and allocate resources and set timelines for Development and Commercialization activities with respect to the Collaboration Programs;

(vi)    to establish an overall regulatory strategy for (1) each [***] Molecule and [***] Product before the Opt-In or (2) any MGNX Option Molecule and MGNX Option Product, in each case of (1) and (2), in the applicable Collaboration Territory that is consistent with and complements the worldwide regulatory strategy being implemented by MacroGenics for the applicable Collaboration Molecule and Product;

(vii)    to establish an overall worldwide regulatory strategy for any [***] Molecule and [***] Product after the Opt-In;

(viii)    to create any subcommittees (including the JRDC and JCC) as agreed in writing by both Parties, to oversee the activities of such subcommittees, and to seek to resolve any issues that such subcommittees cannot resolve;

(ix)    to establish an overall strategy for the filing, prosecution and maintenance of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and Zai Licensed Patents in the Territory and any applicable Patent and Trademark term extensions; and

(x)    to perform such other functions as expressly set forth in this Agreement or as appropriate to further the purposes of this Agreement, as determined by the Parties.

(c)    Decision-Making. The JSC shall make decisions unanimously, with each Party’s representatives collectively having one (1) vote and at least one (1) representative from each Party present. In the event the JSC cannot reach an agreement regarding any matter within the JSC’s authority for a period of [***] (a “Deadlock”), then either Party may elect to [***], and if a Party makes an [***], [***]to resolve promptly such matter, which such [***]shall include at least [***]. If any Deadlock is not resolved after [***]within [***] after its submission to them, such Deadlock shall be finally determined by the applicable Party in accordance with Sections 2.2(c)(i) and 2.2(c)(ii), respectively.

(i)    With respect to any Deadlock pertaining to (A) any [***] Molecule and [***] Product arising at any time before the Opt-In or (B) any MGNX Option Molecule and MGNX Option Product arising at any time during the Term, if the [***]on any such matter within [***] after its submission to them, the Deadlock shall be resolved in accordance with the provisions of this Section 2.2(c)(i):

(1)    Except for those Deadlocks set forth in Section 2.2(c)(i)(2) for which Zai has the final decision-making authority, MacroGenics shall have the final decision-making authority with respect to all Deadlocks pertaining to any [***]with respect thereto; provided that such decision shall [***].

(2)    Zai shall have the final decision-making authority on all Deadlocks pertaining to any of the following: (A) all Deadlocks [***], (B) [***], and (C) [***] in accordance with Section [***] ; provided that such decision pursuant to (B) or (C) shall[***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(3)    Notwithstanding Section 2.2(c)(i)(1) and Section 2.2(c)(i)(2), no exercise of a Party’s unilateral decision-making authority on any such matters may, without the other Party’s prior written consent, be used to (A) make a determination as to whether a particular milestone or other criteria has been achieved or that any of its obligations under this Agreement has been fulfilled, (B) amend or add to such Party’s consent or approval rights or otherwise expand or reduce its obligations provided under this Agreement, (C) impose any requirements that the other Party take or decline to take any action that would result in a violation of Applicable Laws and Regulations or any agreement with any Third Party (including any MacroGenics Third Party Agreements and Zai Third Party Agreements) or the infringement of intellectual property rights of any Third Party, (D) make a decision that is expressly stated to require the consent or approval of the other Party, (E) otherwise conflict with this Agreement, or (F) reduce the other Party’s rights under this Agreement without such other Party’s written consent.

(ii)    With respect to any Deadlock pertaining to any [***] Molecule and [***] Product arising at any time after the Opt-In, if the [***] are unable to reach consensus on any such matter within [***] after its submission to them, the Deadlock shall be resolved in accordance with the provisions of this Section 2.2(c)(ii):

(1)    Subject to Section 2.2(c)(ii)(3) and Section 2.2(c)(ii)(4), [***]shall have the final decision-making authority on all Deadlocks pertaining to all [***]in accordance with Section [***]for [***] Molecules and [***] Products in the [***]; provided that such decision shall [***].

(2)    Subject to Section 2.2(c)(ii)(3) and Section 2.2(c)(ii)(4), [***]shall have the final decision-making authority on all Deadlocks pertaining to all [***]in accordance with Section [***]for [***] Molecules and [***] Products in the Field in the [***] Opt-In Territory; provided that such decision shall[***].

(3)    In the event that a Party [***]which would cause the [***]percent ([***]%) of the [***] in the [***] (as the case may be), the Parties will discuss any such proposal in good faith and attempt to resolve and mitigate such overages related thereto through good faith negotiation.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(4)    Notwithstanding Section 2.2(c)(ii)(1) and Section 2.2(c)(ii)(2), no exercise of a Party’s unilateral decision-making authority on any such matters may, without the other Party’s prior written consent, be used to (A) [***] that includes at least [***] and where the [***] is expected to [***]of the total [***], (B) make a determination as to whether a particular milestone or other criteria has been achieved or that any of its obligations under this Agreement has been fulfilled, (C) amend or add to such Party’s consent or approval rights or otherwise expand or reduce its obligations provided under this Agreement, (D) impose any requirements that the other Party take or decline to take any action that would result in a violation of Applicable Laws and Regulations or any agreement with any Third Party (including any MacroGenics Third Party Agreements and Zai Third Party Agreements) or the infringement of intellectual property rights of any Third Party, (E) make a decision that is expressly stated to require the consent or approval of the other Party, (F) otherwise conflict with this Agreement, or (G) reduce the other Party’s rights under this Agreement without such other Party’s written consent.

(d)    JSC Meetings. JSC meetings shall be held [***], or on any other schedule mutually agreed by the Parties. With the consent of the representatives of each Party serving on the JSC, other representatives of each Party may attend meetings as non-voting observers (provided such non-voting observers have confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement). A JSC meeting may be held either in person or by audio, video or internet teleconference with the consent of each Party. Meetings of the JSC shall be effective only if at least one (1) representative of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the JSC meetings. The Parties shall alternate hosting the in-person meeting, and the Party hosting is responsible for preparing and circulating the minutes of the JSC meetings.

(e)    Duration of JSC. The JSC shall continue to exist until the first to occur of (i) the Parties mutually agreeing in writing to disband the JSC or (ii) termination of this Agreement in accordance with the terms hereof.

(f)    Limitations. The JSC shall have no authority other than that expressly set forth in this Section 2.1 and, specifically, shall have no authority (i) to amend or interpret this Agreement, or (ii) to determine whether or not a breach of this Agreement has occurred.

(g)    Subcommittees. Any subcommittee (including the JRDC and JCC) established hereunder shall be composed of an equal number of representatives from each Party. Each Party may replace its subcommittee representatives upon written notice to the other Party. All decisions of a subcommittee shall be made by unanimous vote, with each Party’s representatives having one vote. In the event the Parties are unable to reach a unanimous vote with respect to a matter, such matter shall be referred to the JSC for resolution in accordance with Section 2.2(c).

2.3     Joint Research and Development Committee

(a)    General. Within [***] of the Effective Date, the Parties shall establish a joint development committee (the “Joint Research and Development Committee” or the “JRDC”) to oversee (i) the day-to-day Development of the Collaboration Molecules and Collaboration Products, (ii) the day-to-day Development of the License-Only Molecules and License-Only Products as described in the applicable Research Plan(s) during the Research Term, (iii) the execution of the Research Plans, Global Development Plans, Territory-Specific Development Plans and Co-Development Plan, (iv) the progress of the Regulatory Approvals and Regulatory Submissions for the Collaboration Molecules and Collaboration Products, (v) sharing of information regarding proposed sites for Clinical Trials of Collaboration Molecules and Collaboration Products in the Territories, and (vi) such other Development related activities pertaining to the Collaboration Molecules and Collaboration Products delegated to it by the JSC. Each Party shall appoint [***] representatives to the JRDC, each of whom shall be an officer or employee of the applicable Party having sufficient knowledge regarding Development of the Collaboration Molecules and Collaboration Products.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    Meetings. While the Parties are developing and conducting Clinical Trials for Collaboration Molecules and Collaboration Products in the Territory, the JRDC shall meet at least [***]. The Parties shall endeavor to schedule meetings of the JRDC at least [***] in advance.

2.4     Joint Commercialization Committee

(a)    General. Within [***] of initiating a Registration Trial for a Collaboration Product, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or the “JCC”) to oversee and coordinate (i) the day-to-day Commercialization of Collaboration Products in the applicable Collaboration Territory and, in the case of [***] Products after Opt-In, both in and outside the [***] Opt-In Territory, including review of branding, marketing strategy, Product positioning, pricing and reimbursement strategy (to the extent legally permissible), (ii) the progress of Commercialization activities for Collaboration Products in the applicable Collaboration Territory and, in the case of [***] Products after Opt-In, both in and outside the [***] Opt-In Territory, (iii) the execution of the Co-Commercialization Plan, and (iv) such other Commercialization related activities delegated to it by the JSC. Each Party shall appoint [***]representatives to the JCC, each of whom shall be an officer or employee of the applicable Party having sufficient knowledge regarding Commercialization of the Collaboration Products.

(b)    Meetings. While the Parties are Commercializing Collaboration Products in the applicable Collaboration Territory, the JCC shall meet at least [***] . The Parties shall endeavor to schedule meetings of the JCC at least [***] in advance.

3.	LICENSES

3.1     Licenses to Zai

(a)    Research and Development License. Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Zai a worldwide, royalty-free, co-exclusive (with MacroGenics) license, with the right to grant sublicenses to its Affiliates only, under the MacroGenics Licensed Technology to conduct the Development activities allocated to Zai under the applicable Research Plans, Co-Development Plan, Global Development Plans and Territory-Specific Development Plans.

(b)     Development and Commercialization Licenses for Collaboration Products.

(i)    [***] Products. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, MacroGenics hereby grants to Zai an exclusive (even as to MacroGenics except to the extent needed by MacroGenics to perform its assigned responsibilities under the Plans), royalty-bearing license, with the right to grant sublicenses to its Affiliates and Third Party (subject to Section 3.3), under the MacroGenics Licensed Technology and the MacroGenics Licensed Trademarks for the Development, Commercialization, use and otherwise exploitation of [***] Molecules and [***] Products in the Field in the [***] Territory; provided that, after the Opt-In, the license under this Section 3.1(b)(i) shall become royalty-free and the Territory for such license shall be expanded to the [***] Opt-In Territory. Notwithstanding the foregoing, to the extent needed by Zai to perform any responsibility assigned to it under the Co-Development Plan, Co-Commercialization Plan or this Agreement in any country outside the [***] Opt-In Territory after the Opt-In, the license under this Section 3.1(b)(i) shall become royalty-free and co-exclusive (with MacroGenics) for the purpose of performing such responsibility in such country outside the [***] Opt-In Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    MGNX Option Products. Subject to the terms and conditions of this Agreement, effective as of the MGNX Option Target Date, MacroGenics hereby grants to Zai an exclusive (even as to MacroGenics except to the extent needed by MacroGenics to perform its assigned responsibilities under the Plans), royalty-bearing license, with the right to grant sublicenses to its Affiliates and Third Party (subject to Section 3.3), under the MacroGenics Licensed Technology and the MacroGenics Licensed Trademarks for the Development, Commercialization, use and otherwise exploitation of MGNX Option Molecules and MGNX Option Products in the Field in the MGNX Option Territory.

For clarity, the licenses granted to Zai under this Section 3.1(b) shall (A) [***]; (B) [***]; and (C) be subject to the [***] in the event any such [***]are subject to [***] for which Zai elects to [***].

(c)     Manufacturing License for Collaboration Products.

(i)    [***] Products. Subject to the terms and conditions of this Agreement, [***] with respect to a [***] Product, MacroGenics hereby grants to Zai a co-exclusive (with MacroGenics) license, with the right to grant sublicenses to its Affiliates and Third Parties, under the MacroGenics Licensed Technology for the Manufacture of [***] Molecules and [***] Products in the Field worldwide, solely to Develop, Commercialize, use and otherwise exploit [***] Molecules and [***] Products within the scope of the license grant in Section 3.1(b)(i).

(ii)    MGNX Option Products. Subject to the terms and conditions of this Agreement, [***] with respect to a MGNX Option Product, MacroGenics hereby grants to Zai a co-exclusive (with MacroGenics) license, with the right to grant sublicenses to its Affiliates and Third Party, under the MacroGenics Licensed Technology for the Manufacture of the applicable MGNX Option Molecule and MGNX Option Product in the Field in the MGNX Option Territory.

(d)     Development, Manufacturing and Commercialization License for License-Only Products.

(i)    [***]. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, MacroGenics hereby grants to Zai an exclusive (even as to MacroGenics), royalty-bearing license, with the right to grant sublicenses to its Affiliates and Third Party (subject to Section 3.3) under the MacroGenics Licensed Technology, for the Development (other than the Development activities allocated to MacroGenics under the Research Plan for the [***]), Manufacture, Commercialization, use and otherwise exploitation of [***] and [***] in the Field in the License-Only Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    Zai Selection Product. Subject to the terms and conditions of this Agreement, effective as of the Zai Selection Target Date, MacroGenics hereby grants to Zai an exclusive (even as to MacroGenics), royalty-bearing license, with the right to grant sublicenses to its Affiliates and Third Parties (subject to Section 3.3), under the MacroGenics Licensed Technology, for the Development (other than the Development activities allocated to MacroGenics under the Research Plan for the Zai Selection Program), Manufacture, Commercialization, use and otherwise exploitation of Zai Selection Molecules and Zai Selection Products in the Field in the License-Only Territory.

For clarity, the licenses granted to Zai under this Section 3.1(d) shall [***].

3.2     License to MacroGenics.

(a)    Research and Development License. Subject to the terms and conditions of this Agreement, Zai hereby grants to MacroGenics a worldwide, royalty-free, co-exclusive (with Zai) license, with the right to grant sublicenses to its Affiliates only, under the Zai Licensed Patents and Zai Licensed Know-How to conduct the Development activities allocated to MacroGenics under the applicable Research Plans, Co-Development Plan, Global Development Plans and Territory-Specific Development Plans.

(b)     Development and Commercialization Licenses for Collaboration Products.

(i)    [***] Products. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Zai hereby grants to MacroGenics an exclusive (even as to Zai except to the extent needed by Zai to perform its assigned responsibilities under the Plans), royalty-free (except as set forth in Section 16.8) license, with the right to grant sublicenses to its Affiliates and Third Party (subject to Section 3.3), under the Zai Licensed Technology for the Development, Commercialization, use and otherwise exploitation of [***] Molecules and [***] Products in the Field outside the [***] Territory; provided that, after the Opt-In, the Territory for the license under this Section 3.2(b)(i) shall be revised to the ROW. Notwithstanding the foregoing, to the extent needed by MacroGenics to perform any responsibility assigned to it under the Co-Development Plan, Co-Commercialization Plan or this Agreement in any country outside the ROW after the Opt-In, the license under this Section 3.1(b)(i) shall become co-exclusive (with Zai) for the purpose of performing such responsibility in such country outside the ROW.

(ii)    MGNX Option Products. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Zai hereby grants to MacroGenics an exclusive (even as to Zai except to the extent needed by Zai to perform its assigned responsibilities under the Plans), royalty-free (except as set forth in Section 16.8) license, with the right to grant sublicenses to its Affiliates and Third Party, under the Zai Licensed Patents and Zai Licensed Know-How for the Development (other than the Development activities allocated to MacroGenics under the Research Plan, Global Development Plan and Territory-Specific Development Plan for the MGNX Option Program), Commercialization, use and otherwise exploitation of MGNX Option Molecules and MGNX Option Products in the Field outside the MGNX Option Territory.

For clarity, the license granted to MacroGenics under this Section 3.2 shall (i) [***]by reason of [***], and (ii) be subject to [***]in the event any such [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

3.3     Sublicensees.

(a)    Sublicenses to Affiliates. Each Party shall have the right to grant sublicenses of the licenses granted to such Party in Section 3.1 or Section 3.2 (as applicable), including sublicenses to a subset of the rights granted thereunder, to any of its Affiliates without the other Party’s consent.

(b)     Sublicenses to Third Parties.

(i)    [***] Product Before Exercise of the [***] Profit Share Option. Before the Opt-In, each Party shall have the right to grant sublicenses of the license granted in Section 3.1(b)(i) or Section 3.2(b)(i) (as applicable), including sublicenses to a subset of the rights granted thereunder, to a third party only with the other Party’s express prior written consent.

(ii)    [***] Product After Exercise of the [***] Profit Share Option. After the Opt-In, the Parties will jointly decide on any matter in connection with grant of sublicenses of the license granted in Section 3.1(b)(i) or Section 3.2(b)(i) (as applicable), including sublicenses to a subset of the rights granted thereunder.

(iii)    MGNX Option Product. Zai shall have the right to grant sublicenses of the license granted in Section 3.1(b)(ii) or Section 3.2(b)(ii) (as applicable), including sublicenses to a subset of the rights granted thereunder, to a Third Party only with the MacroGenics’ express prior written consent, not to be unreasonably withheld, conditioned or delayed.

(iv)    License-Only Product. Zai shall have the right to grant sublicenses of the license granted in Section 3.1(d), including sublicenses to a subset of the rights granted thereunder, to any Third Party without MacroGenics’ consent.

(v)    Contractor Sublicenses. Notwithstanding anything to the contrary in this Section 3.3(b), but subject to Section 5.1(f), a Party shall not be required to obtain the other Party’s consent to grant sublicenses under this Section 3.3(b) to subcontractors subcontracted by such Party to perform responsibilities assigned to such Party under a Plan.

(c)    Sublicense Requirements. Each sublicense granted by any party (a “Licensor”) shall be consistent with this Agreement and subject thereto, and the Licensor shall remain responsible to the other Party for the compliance of each such Sublicensee with the terms and conditions of this Agreement, including, with respect to the financial and other obligations due under this Agreement. Except with respect to sublicenses granted under Section 3.3(b)(v), each sublicense granted by a Licensor pursuant to Section 3.3(b) shall be in writing and the Licensor shall provide a complete copy of each such sublicense (and all amendments or restatements thereof) to the other Party so that the other Party can confirm the Licensor’s compliance with the foregoing. Each sublicense granted to a Third Party by a Licensor under this Agreement shall permit the conversion of such sublicense to a direct license with the other Party at the other Party’s sole discretion in the event this Agreement is terminated and, upon such conversion, the other Party shall be responsible for all former obligations of the Licensor under such sublicense. The Licensor shall include in each such sublicense a requirement obligating such Sublicensee to cooperate with the other Party.

3.4    Limitations. During the Term, neither Party may, either by itself or with or through a Related Party or Third Party, (a) Develop or Commercialize any Collaboration Product, (b) [***] or (c) with respect to Zai, practice the MacroGenics Licensed Technology or, with respect to MacroGenics, practice the Zai Licensed Technology, in each case (a)-(c), outside of the scope of this Agreement; provided that MacroGenics shall have the right to practice the Zai Licensed Technology, and Zai shall have the right to practice the MacroGenics Licensed Technology, in each pursuant to the licenses granted under the Collaboration Agreement entered into by the Parties on November 29, 2018.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

3.5    Retained Rights. Each Party shall retain all rights not otherwise granted to the other Party. For clarity, notwithstanding the licenses granted to Zai pursuant to Section 3.1, no right or license is granted by MacroGenics to Zai under the MacroGenics Licensed Technology or MacroGenics Licensed Trademarks with respect to any molecule or product Covered by such MacroGenics Licensed Technology or MacroGenics Licensed Trademarks other than the Licensed Molecules and Products (including any Other Component of a Combination Product) solely in accordance with Section 3.1, and notwithstanding the licenses granted to MacroGenics pursuant to Section 3.2, no right or license is granted by Zai to MacroGenics under the Zai Licensed Technology with respect to any molecule or product Covered by such Zai Licensed Technology other than the Collaboration Molecules and Collaboration Products (including any Other Component of a Combination Product) solely in accordance with Section 3.2.

3.6    Negative Covenant; No Implied Licenses. Each Party covenants that, except to the extent Third Parties generally are lawfully permitted to do so without a granted license from or other contractual right with the other Party, it shall not use or practice any of the other Party’s intellectual property rights licensed to it under this Article except for the purposes expressly permitted in the applicable license grant. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party.

3.7     Third Party Agreements.

(a)    All licenses and other rights granted to Zai under this Agreement are subject to the rights and obligations of MacroGenics under the MacroGenics Third Party Agreements. Zai will comply with all applicable provisions of the MacroGenics Third Party Agreements and Zai agrees to (and shall cause its Related Parties to) timely perform and take such actions as may be required to allow MacroGenics to comply with its obligations thereunder, including to provide to MacroGenics such information and reports as it reasonably requires, comply with reasonable requests for access to Zai’s (and its Related Parties’) records or facilities or otherwise cooperate with MacroGenics, including with respect to any financial and regulatory reporting, audit and payment obligations under each MacroGenics Third Party Agreement, insofar as they pertain to a Licensed Molecule or any Product or Zai’s (and its Related Parties’) activities hereunder.

(b)    All licenses and other rights granted to MacroGenics under this Agreement are subject to the rights and obligations of Zai under the Zai Third Party Agreements. MacroGenics will comply with all applicable provisions of the Zai Third Party Agreements and MacroGenics agrees to (and shall cause its Related Parties to) timely perform and take such actions as may be required to allow Zai to comply with its obligations thereunder, including to provide to Zai such information and reports as it reasonably requires, comply with reasonable requests for access to MacroGenics’ (and its Related Parties’) records or facilities or otherwise cooperate with Zai, including with respect to any financial and regulatory reporting, audit and payment obligations under each Zai Third Party Agreement, insofar as they pertain to a Licensed Molecule or any Product or MacroGenics’ (and its Related Parties’) activities hereunder

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

3.8     Future Third Party Agreements

(a)    If, after the Effective Date, either Party enters into a license agreement in which it would Control any Patents or Know-How licensed from a Third Party that would fall under the definitions of (i) in the case of MacroGenics, MacroGenics Licensed Patents or MacroGenics Licensed Know-How, or (ii) in the case of Zai, Zai Licensed Patents or Zai Licensed Know-How (each, an “Future Third Party Agreement”), then such licensee Party (the “In-License Party”) shall promptly notify the other Party in writing of the terms and conditions of such Future Third Party Agreement, including a description of such Patents or Know-How, any restrictions on use, obligations required to be undertaken by, or otherwise applicable to, any (sub)license and any Triggered Third Party Payment that would be payable if the other Party elects to obtain a sublicense under such Patents or Know-How; and upon the other Party’s reasonable written request, provide a copy of such Future Third Party Agreement, provided that the licensee Party shall have the right to redact confidential, proprietary or sensitive information from such copy.

(b)    Subject to Section 3.8(c), unless the other Party [***], and subject to all other applicable terms of the Future Third Party Agreement to the extent that would be applicable to the rights (sub)licensed hereunder to such Party, then (i) in the case of MacroGenics as the In-License Party, the MacroGenics Licensed Patents or MacroGenics Licensed Know-How, or (ii) in the case of Zai as the In-License Party, Zai Licensed Patents or Zai Licensed Know-How, in each case (i)-(ii) shall not include such Patents or Know-How in-licensed pursuant to such Future Third Party Agreement.

(c)    [***], with respect to any Patents or Know-How that is (i) licensed to the In-License Party under a Zai Third Party Agreement or MacroGenics Third Party Agreement and (ii) necessary or reasonably useful for the non-In-License Party to perform its obligations under this Agreement or exercise the rights licensed to it under this Agreement with respect to the [***] Program, then:

(i)    any Triggered Third Party Payment that is (A) associated with such Patents or Know-How and (B) payable by the In-License Party after the Opt-In shall be [***]; and

(ii)    such Patents or Know-How shall be [***] (in the case of MacroGenics as the In-License Party) or [***] (in the case of Zai as the In-License Party).

(d)    [***].

4.	TARGET NOMINATION; RESEARCH

4.1     Target Nomination

(a)    MGNX Option Molecule. During the period starting from the Effective Date and for [***] thereafter, MacroGenics shall have the right to nominate a Target for the MGNX Option Molecule. To exercise such right, MacroGenics shall notify Zai (or the Gatekeeper, if either Party elects to implement a Gatekeeper pursuant to Section 4.1(c)) in writing of the Target that MacroGenics wishes to be the subject of activities under the Research Plan for the MGNX Option Program. Zai shall notify MacroGenics in writing within [***] following the receipt of MacroGenics’ notice whether it agrees to the inclusion of the selected Target within the MGNX Option Program, provided that Zai may only withhold its consent to such inclusion on the basis that the designated Target is not Available to Zai. If Zai agrees to the inclusion of the selected Target, such Target shall be deemed the Target selected by MacroGenics for the MGNX Option Molecule as of the date of MacroGenics’ receipt of Zai’s acceptance notice (the “MGNX Option Target Date”).

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    Zai Selection Molecule. During the period starting from the Effective Date and for [***] thereafter, Zai shall have the right to nominate a Target for the Zai Selection Molecule. To exercise such right, Zai shall notify MacroGenics (or the Gatekeeper, if either Party elects to implement a Gatekeeper pursuant to Section 4.1(c)) in writing of the Target that Zai wishes to be the subject of activities under the Research Plan for the Zai Selection Program. MacroGenics shall notify Zai in writing within [***] following the receipt of Zai’s notice whether it agrees to the inclusion of the selected Target within the Zai Selection Program, provided that MacroGenics may only withhold its consent to such inclusion on the basis that the designated Target is not Available to MacroGenics. If MacroGenics agrees to the inclusion of the selected Target, such Target shall be deemed the Target selected by Zai for the Zai Selection Molecule as of the date of Zai’s receipt of MacroGenics’ acceptance notice (the “Zai Selection Target Date”).

(c)    Target Availability. Upon either Party’s reasonable request, the Parties shall mutually agree upon an independent, nationally-recognized law firm to act as a gatekeeper (the “Gatekeeper”) solely for purposes of facilitating Target nomination and verifying whether or not a Target is Available, as further described in this Section 4.1(c), and the Parties shall [***] the Gatekeeper in connection therewith. At the nominating Party’s request, the non-nominating Party shall provide the nominating Party (or, at non-nominating Party’s discretion, the Gatekeeper) with [***]; provided that, the non-nominating Party shall not be obligated to provide to the nominating Party any confidential information of a Third Party, or to breach the terms of any agreement with a Third Party in providing such information. The Parties shall agree upon and enter into a customary three-way agreement with the Gatekeeper, whereby (i) the nominating Party will provide the Gatekeeper with the proposed Target, (ii) the non-nominating Party will provide the Gatekeeper with a list of Targets that are not Available, and (iii) upon review of both lists, the Gatekeeper will inform the nominating Party (and only the nominating Party) of whether the proposed Target is Available; provided that the nominating Party’s proposed Target shall be the Confidential Information of nominating Party, and the non-nominating Party’s list of Targets shall be the Confidential Information of the non-nominating Party. In the event of any dispute with respect to the Availability of a Target under this Section 4.1, whether or not a Gatekeeper is implemented to facilitate the Target nomination process, either Party may submit such dispute for resolution pursuant to Article 15.

4.2     Research

(a)    Research Plan. During the Research Term, the Parties will jointly conduct early Development activities pursuant to a Research Plan for each of the Programs. Within (i) [***] following the Effective Date with respect to the [***] Program, (ii) [***] following the Effective Date with respect to the [***], and (iii) [***] following the MGNX Option Target Date with respect to the MGNX Option Program, and (iv) [***] following the Zai Selection Target Date with respect to the Zai Selection Program, the Parties shall mutually agree to a research and early development plan and budget (“Research Plan”) for the applicable Program, which shall set forth the deliverables, timelines, responsibilities of each Party, criteria for selecting development candidates, and budgeted FTEs and out-of-pocket costs for Development activities. Each Research Plan shall set forth the Development activities to be conducted by the Parties for the applicable Program which extend through [***](including completion of [***], [***], and [***]) during the Research Term. The JSC shall review each Research Plan no less than [***] during the Research Term, and make updates as appropriate. During the Research Term, each Party shall use Commercially Reasonable Efforts to conduct the activities allocated to such Party in each Research Plan, and the JRDC shall oversee and facilitate the conduct of such activities.

(b)    Records; Updates. Each Party shall maintain complete, current and accurate records of (i) all activities conducted pursuant to the Research Plan and (ii) other pre-IND activities that are mutually agreed upon by the Parties and conducted after the Effective Date (collectively the “Research Plan Activities”), and all data and other information resulting from such Research Plan Activities. Such records shall fully and properly reflect all work performed and results achieved in the performance of such Research Plan Activities in good scientific manner appropriate for regulatory and patent purposes. During each JRDC meeting, each Party shall provide the JRDC with an update on the progress of Research Plan Activities and any information and data generated from such Research Plan Activities since the prior JRDC meeting.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(c)     Research Costs

(i)    [***] Program. With respect to the [***] MacroGenics and Zai [***] with Research Plan Activities for the [***] Product in the [***] Program [***] Molecule or [***] Product under the Research Plan (“[***] Research Costs”).

(ii)    [***] Program. With respect to the [***] Program, [***] Research Plan Activities for the applicable Product in the applicable Program.

(iii)    [***] Program. With respect to the [***] Program, [***]Research Plan Activities [***] Program.

(d)    Subcontractors. Each Party shall have the right to engage Third Party contractors to perform any portion of its obligations under the Research Plans without the other Party’s consent; provided that any subcontractor engaged by a Party pursuant to this Section 4.2(d) shall be required to agree in writing to be bound by terms regarding maintaining the confidentiality of proprietary information that are no less stringent than those contained in this Agreement and regarding ownership of intellectual property that are consistent with those contained in this Agreement. Use of subcontractors for the foregoing purposes by any Party shall not relieve it of any of its obligations pursuant to this Agreement.

5.	DEVELOPMENT; REGULATORY

5.1     Collaboration Programs

(a)     Development Plans.

(i)    [***] Program Before Opt-In and MGNX Option Program. [***], the Parties will jointly conduct Development activities pursuant to a Global Development Plan and a Territory-Specific Development Plan for such Collaboration Program; provided that, with respect to the [***] Program, the Parties will so conduct the Development activities unless and until Zai elects to exercise its Opt-In pursuant to Section 5.1(e). Subject to Section 5.1(a)(ii), no later than [***] prior to the date the Parties reasonably [***], the Parties shall mutually prepare a Global Development Plan and a Territory-Specific Development Plan for such Collaboration Program for the JSC’s review and approval. Each Global Development Plan and Territory-Specific Development Plan shall set forth in reasonable detail the major Development and regulatory activities to be conducted by or on behalf of each Party (or its Affiliates or Sublicensees) and the estimated timelines for achieving such activities to obtain Regulatory Approval in each country or Region in the applicable Collaboration Territory. Pursuant to each Global Development Plan and Territory-Specific Development Plan for a Collaboration Program Zai shall be primarily responsible for conducting Clinical Trials in the applicable Collaboration Territory, and MacroGenics shall be primarily responsible for conducting Clinical Trials outside the applicable Collaboration Territory. The JSC shall review each Global Development Plan and Territory-Specific Development Plan no less than [***] and make updates as appropriate, and the JRDC shall oversee and facilitate cooperation and information transfer between the Parties in conducting the activities set forth in the Global Development Plan and Territory-Specific Development Plan.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    [***] Program After Opt-In. If Zai exercises the [***] Profit Share Option pursuant to Section 5.1(e) the Parties shall mutually prepare a Co-Development Plan within [***] of Zai’s exercise of the [***] Profit Share Option for the JRDC’s review and approval; provided that, if there is a Global Development Plan or Territory Specific Development Plan in effect at such time, the Co-Development Plan shall replace such Global Development Plan or Territory Specific Development Plan. The Co-Development Plan shall set forth in reasonable detail (1) the major Development and regulatory activities to be conducted by or on behalf of each Party (or its Affiliates or Sublicensees), (2) the estimated timelines for achieving such activities to obtain Regulatory Approval in each country or Region in the world, and (3) the respective budgets for the Development of the applicable [***] Product (A) under the Research Plan, if ongoing, (B) in the [***] Opt-In Territory, and (C) in the ROW. Pursuant to the Co-Development Plan and unless otherwise specified therein, Zai shall be primarily responsible for finishing all Clinical Trials it is conducting in the [***] Territory at the time of the Opt-In and conducting Clinical Trials in the [***] Opt-In Territory that will be initiated after the Opt-In, and MacroGenics shall be primarily responsible for finishing all Clinical Trials it is conducting outside the [***] Territory at the time of the Opt-In and conducting Clinical Trials in all countries in the ROW that will be initiated after the Opt-In. The JSC shall review the Co-Development Plan no less than [***] and make updates as appropriate, and the JRDC shall oversee and facilitate cooperation and information transfer between the Parties in conducting the activities set forth in the Co-Development Plan.

(b)    Diligence; Standards

(i)    Zai’s Responsibilities for [***] Program Before Opt-In and MGNX Option Program. Zai shall use Commercially Reasonable Efforts to conduct the Development activities allocated to Zai under the Global Development Plans and Territory-Specific Development Plans for (1) the [***] Program before the Opt-In and (2) the MGNX Option Program, and to achieve the Development goals as described in each Global Development Plan and Territory-Specific Development Plan. Without limiting the generality of the foregoing, with respect to each such Collaboration Program, Zai shall use Commercially Reasonable Efforts to either (y) [***] or (z) include the [***]. Further, Zai shall provide reasonable assistance to MacroGenics with submissions to and interactions with the FDA and other Regulatory Authorities outside of the applicable Collaboration Territory, at MacroGenics’ request and expense; provided that, with respect to the provision of data, information and materials, such obligation to assist shall not require Zai to generate any data not within its possession or control.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    MacroGenics’ Responsibilities for [***] Program Before Opt-In and MGNX Program. MacroGenics shall use Commercially Reasonable Efforts to conduct the Development activities allocated to MacroGenics under the Global Development Plans and Territory-Specific Development Plans for (1) the [***] Program before the Opt-In and (2) the MGNX Program, and to achieve the Development goals as described in the Global Development Plan and Territory-Specific Development Plan. Further, MacroGenics shall provide reasonable assistance to Zai with submissions to and interactions with the NMPA and other Regulatory Authorities in the applicable Collaboration Territory, at Zai’s request and expense; provided that, with respect to the provision of data, information and materials, such obligation to assist shall not require MacroGenics to generate any data not within its possession or control.

(iii)    Parties’ Responsibilities for [***] Program After Opt-In. After Opt-In, each Party shall use Commercially Reasonable Efforts to conduct the Development activities allocated to it under the Co-Development Plan for the [***] Program, and to achieve the Development goals as described in the Co-Development Plan. Each Party shall provide reasonable assistance to the other Party with submissions to and interactions with the Regulatory Authorities that the other Party is responsible for under the Co-Development Plan, at the other Party’s request; provided that (a) any cost incurred by such other Party in connection therewith [***], and (b) with respect to the provision of data, information and materials, such obligation to assist shall not require such other Party to generate any data not within its possession or control.

(iv)    Standards. Each Party shall conduct all Development Plan Activities in compliance with: (A) the terms and conditions of this Agreement; (B) as may be updated from time to time, the Global Development Plans, Territory Specific Development Plans and Co-Development Plan; (C) all applicable GLP, GCP and applicable cGMP requirements, including those specified by the ICH; and (D) all Applicable Laws and Regulations.

(c)    Records; Data; Information Sharing

(i)    Records; Updates. Each Party shall maintain complete, current and accurate records of all activities conducted pursuant to each Global Development Plan, each Territory- Specific Development Plan and the Co-Development Plan (collectively the “Development Plan Activities”), and all data and other information resulting from such Development Plan Activities. Such records shall fully and properly reflect all work performed and results achieved in the performance of such Development Plan Activities in good scientific manner appropriate for regulatory and patent purposes. During each JRDC meeting, each Party shall provide the JRDC with an update on the progress of Development Plan Activities and any information and data generated from such Development Plan Activities since the prior JRDC meeting.

(ii)    Ownership of Data.

(1)    [***]. Subject to Section[***], [***] shall be (A) the sole owner of [***] generated or arising [***](x) the [***] in the Field [***], (y) the [***] in the Field [***]and (z) the [***]in the Field [***]; (B) the [***] mentioned in Section [***] above; and (C) to the extent permitted under the Applicable Laws and Regulations, the[***], as appliable, [***], outside the [***] and in the [***]as set forth in clause (A) above.

(2)    [***]. Subject to Section [***], [***] shall be (A) the sole owner of [***]generated or arising [***](x) the [***]in the Field [***], (y) the [***]in the Field [***] and (z) the [***] in the Field [***]; (B) the [***] mentioned in Section [***] above; and (C) to the extent permitted under the Applicable Laws and Regulations, the [***] in, as applicable, the [***], the [***] and the [***] as set forth in clause (A) above.

(3)    [***]. [***] shall be (A) the sole owner of [***] generated in the conduct of any [***] that is [***] for (x) any [***]and at least [***], (y) any [***] and at least [***], or (z) any [***] in at least [***]and at least [***]; and (B) the [***] mentioned in clause (A) above.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(4)    Assignment Obligation and License. Each Party hereby assigns, transfers and conveys (and to the extent a present assignment is prohibited by Applicable Laws and Regulations, shall assign) to the other Party its, its Affiliates’ and its Sublicensees’ right, title and interest in and to the data generated or arising after the Research Term from the Collaboration Programs in such a way as to effectuate the terms set forth in this Section 5.1(c)(ii). For clarity, all such Data solely owned by a Party shall be deemed to be such Party’s Licensed Know-How, under which such Party shall grant to the other Party a license pursuant to Section 3.1 or Section 3.2.

(iii)    Information Sharing.

(1)    General. In addition to each Party’s rights and obligations set forth in Section 5.1(c)(i) and Section 5.1(c)(ii), each Party shall use Commercially Reasonable Efforts to provide to the other Party summaries of data generated from its conduct of Development Plan Activities. Upon a Party’s reasonable request, and at such Party’s cost and expense, the other Party shall, to the extent permitted by the Applicable Laws and Regulations, provide more detailed information and data (including Clinical Data) that is reasonably available to such other Party and in support of such summary data provided by such other Party.

(2)    [***] Program Before Opt-In and MGNX Program. With respect to (A) the [***] Program before the Opt-In and (B) the MGNX Option Program, Zai shall, to the extent permitted by the Applicable Laws and Regulations, have the right to use any information or data so provided by MacroGenics to Develop and obtain Regulatory Approval for the applicable Collaboration Molecules and Collaboration Products in the Field in the applicable Collaboration Territory under the applicable Territory Specific Development Plan, and MacroGenics shall, to the extent permitted by the Applicable Laws and Regulations, have the right to use any information or data so provided by Zai to Develop and obtain Regulatory Approval for the applicable Collaboration Molecules and Collaboration Products in the Field outside the applicable Collaboration Territory under the applicable Global Development Plan.

(3)    [***] Program After Opt-In. With respect to the [***] Program after the Opt-In, each Party shall, to the extent permitted by the Applicable Laws and Regulations, have the right to use any information or data so provided by the other Party to carry out the Development and regulatory activities with respect to the [***] Molecules and [***] Products solely in accordance with the Co-Development Plan under the [***] Opt-In Territory and the ROW.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(d)    Development Costs for [***] Program Before Opt-In and MGNX Program

(i)    Within the [***] Territory and MGNX Option Territory. With respect to (A) [***], and (B) the [***], [***] shall be responsible [***] Development Costs incurred by [***] in connection with the conduct of any Development Plan Activities that are [***].

(ii)    Outside the [***] Territory and MGNX Option Territory. With respect to (A) [***], and (B) the [***], [***]shall be responsible [***] Development Costs incurred by [***] in connection with the conduct of any Development Plan Activities that are [***].

(iii)    Global Development Costs. With respect to (A) the [***], and (B) [***], [***]Development Costs incurred by [***] in connection with the conduct of any Development Plan Activities that (A) are [***], and (B) [***] (e.g. [***]), as follows: (x) [***] such Development Costs, and (y) [***]such Development Costs.

(e)    [***] Profit Share Option.

(i)    Subject to the terms and conditions of this Agreement (including Section 5.1(e)(ii)), MacroGenics hereby grants Zai an option (“[***] Profit Share Option”) to:

(1)    share in the profit and losses with respect to the [***] Product on a worldwide basis, as set forth in more detail in Exhibit D; and

(2) [***].

(ii)    Zai may exercise the [***] Profit Share Option only during the period [***]by providing a written notice to MacroGenics and paying MacroGenics the Profit Share Option Payment within [***] after providing such notice.

(f)    Subcontractors for Collaboration Programs.

(i)    [***] Program Before Opt-In and MGNX Program. With respect to (i) the [***] Program before the Opt-In and (ii) the MGNX Program, each Party shall have the right to engage Third Party contractors to perform any portion of its obligations under this Agreement (each such subcontractor, a “Permitted Subcontractor”); provided, however, that [***] to be unreasonably withheld, conditioned or delayed.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    [***] Program After Opt-In. With respect to the [***] Program after the Opt-In, each Party shall have the right to engage Third Party contractors to perform any portion of its obligations under this Agreement; provided, however, that (A) any such Third Party contractor for which such Party is engaging to conduct services [***], and (B) [***], in each case (A)-(B) [***] to be unreasonably withheld, conditioned or delayed (any such subcontractor, as permitted under this Section 5.1(f)(ii), also a “Permitted Subcontractor”).

(iii)    Subcontract Requirements. Any Permitted Subcontractor engaged by a Party pursuant to Section 5.1(f)(i) or Section 5.1(f)(ii) shall be required to agree in writing to be bound by terms regarding maintaining the confidentiality of proprietary information that are no less stringent than those contained in this Agreement and regarding ownership of intellectual property that are consistent with those contained in this Agreement. Use of Permitted Subcontractors by any Party shall not relieve it of any of its obligations pursuant to this Agreement.

5.2    License-Only Programs

(a)    Overview; Diligence. Following expiration of the applicable Research Term with respect to a License-Only Program, as between the Parties, Zai shall be solely responsible for the Development of License-Only Molecules and License-Only Products for such License-Only Program in the Field in the License-Only Territory and be the sole owner of all data (including Clinical Data) generated or arising from any License-Only Program after the Research Term. Zai shall use Commercially Reasonable Efforts to Develop License-Only Molecules and License-Only Products in the Field in the License-Only Territory.

(b)    Standards. Zai shall conduct all Development activities under this Section 5.2 in compliance with: (i) the terms and conditions of this Agreement; (ii) all applicable GLP, GCP and applicable cGMP requirements, including those specified by the ICH; and (iii) all Applicable Laws and Regulations.

(c)    Records; Updates. Zai shall maintain complete, current and accurate records of all Development activities conducted pursuant to this Section 5.2, and all data and other information resulting from such Development activities. Such records shall fully and properly reflect all work performed and results achieved in the performance of such Development activities in good scientific manner appropriate for regulatory and patent purposes.

(d)    Subcontractors. Zai shall have the right to engage Third Party contractors to perform any portion of its obligations with respect to the License-Only Program, other than those under the Research Plans, without MacroGenics’ consent.

6.	REGULATORY

6.1    Collaboration Program

(a)    [***] Program Before Opt-In and MGNX Option Program within the Collaboration Territory

(i)    Regulatory Submissions. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Option Program, as between the Parties, subject to this Section 6.1(a)(i), Zai shall be solely responsible for, at [***], preparing, translating (to the extent required by the applicable Regulatory Authority in the applicable Collaboration Territory) and filing all Regulatory Submissions, and obtaining and maintaining Regulatory Approvals, for the Collaboration Products in the applicable Collaboration Territory, in compliance with all Applicable Laws and Regulations. MacroGenics shall have the right, but not the obligation, to review and comment on all Regulatory Submissions for any Collaboration Product to any Regulatory Authority in the applicable Collaboration Territory, and Zai shall reasonably consider any such comments in such Regulatory Submissions prior to filing thereof and shall promptly provide copies of any Regulatory Submissions (including all updates thereof) to MacroGenics. MacroGenics shall cooperate with Zai in all material respects and be actively involved in Zai’s efforts with respect to such Regulatory Submissions, including without limitation providing to Zai any revisions to the investigator’s brochure and CMC information required for Regulatory Submissions to Regulatory Authorities in the applicable Collaboration Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    Interactions with Regulatory Authorities. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Option Program, as between the Parties, subject to this Section 6.1(a)(ii), Zai shall be responsible for, at [***], responding to inquiries and correspondence from the applicable Regulatory Authorities with respect to Collaboration Products in the applicable Collaboration Territory. MacroGenics (or its designee) shall have a right to be present at (but not participate in, unless otherwise requested by Zai or the applicable Regulatory Authority) meetings with the Regulatory Authorities if (1) it is reasonably likely that there would be discussions on the agenda about the Collaboration Product beyond the scope of Zai’s Development of the Collaboration Product in the applicable Collaboration Territory (e.g., CMC matters, Clinical Data generated by MacroGenics), (2) MacroGenics’ (or its designee’s) attendance is permitted under the Applicable Laws and Regulations and by the Regulatory Authorities, and (3) MacroGenics’ (or its designee’s) attendance would not delay any such meetings. Following each substantive communication (whether by phone or in person) with a Regulatory Authority with respect to a Collaboration Product, Zai shall prepare a record of such meeting in accordance with its standard business practices (e.g., written minutes) and provide to MacroGenics a copy of such record.

(b)    [***] Program Before Opt-In and MGNX Program outside the Territory. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Option Program, as between the Parties, MacroGenics shall be solely responsible for, at [***], (i) preparing, translating and filing all Regulatory Submissions, and obtaining and maintaining Regulatory Approvals, for the Collaboration Products outside the applicable Collaboration Territory, in compliance with all Applicable Laws and Regulations, and (ii) responding to inquiries and correspondence from the applicable Regulatory Authorities with respect to Collaboration Products outside the applicable Collaboration Territory. MacroGenics or its designee shall own and hold all Regulatory Approvals for Collaboration Products outside the applicable Collaboration Territory. Zai shall cooperate with MacroGenics in all material respects and be actively involved in MacroGenics’ efforts with respect to such Regulatory Submissions, including without limitation providing to MacroGenics any revisions to the investigator’s brochure and pharmacovigilance information required for Regulatory Submissions to Regulatory Authorities in the applicable jurisdiction outside the Collaboration Territory.

(c)    [***] Program After Opt-In. With respect to the [***] Program after the Opt-In, subject to the Co-Development Plan, Zai shall be responsible for the regulatory activities in the [***] Opt-in Territory and MacroGenics shall be responsible for the regulatory activities in the ROW (each such Party responsible for regulatory activities, the “Responsible Party”). Subject to the Co-Development Plan, (1) the Responsible Party shall comply with Sections 6.1(a)(i) and 6.1(a)(ii), mutatis mutandis, with respect to the conduct of regulatory activities in the country or Region allocated to it; and (2) the other Party shall have the same rights and obligations set forth in Sections 6.1(a)(i) and 6.1(a)(ii), mutatis mutandis, with respect to such country or Region; provided that, in each case of (1) and (2), any cost incurred by any Party in connection therewith will [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(d)    Market Authorization Applications and Regulatory Approvals in Greater China. With respect to (i) the [***] Program (whether before or After the Opt-In) and (ii) the MGNX Program, unless otherwise required by Applicable Laws and Regulations, [***] shall file all MAAs for Collaboration Products as imported products in Greater China, in [***] name. For clarity, such Regulatory Approvals shall be deemed [***] for so long as such Regulatory Approvals are in [***] name, under which [***] shall grant to [***] a license pursuant to Section [***]. For so long as such Regulatory Approvals are in [***] name, [***] hereby designates [***] as [***] regulatory agent and exclusive general distributor for each Collaboration Product in Greater China. In the event later permitted by Applicable Laws or Regulations, and upon [***] reasonable request, [***] shall promptly assist and cooperate with [***] and transfer and assign all MAAs or Regulatory Approvals for each Collaboration Product in Greater China to [***] to allow [***] to be the holder and sole owner of the Regulatory Approval for each Collaboration Product in Greater China within the scope of the license granted to [***] under Section [***].

(e)    Pharmacovigilance

(i)    Pharmacovigilance and Safety Data. MacroGenics shall establish and maintain, at [***], a global drug safety database for the Collaboration Products. Zai shall have the right to access from such global drug safety database all Safety Data necessary for Zai to comply with all Applicable Laws and Regulations in the applicable Collaboration Territory. Zai may establish and maintain, at [***], a local drug safety database for the Collaboration Products in the applicable Collaboration Territory. Each Party will be responsible, at its sole cost and expense, for: (A) collecting all pharmacovigilance and other Safety Data for the Collaboration Products in its respective territory as required by Applicable Laws and Regulations; and (B) reporting any such pharmacovigilance and other Safety Data, including Adverse Events in its respective territory, for the Collaboration Products to the applicable Regulatory Authorities in its respective territory, as appropriate to be in compliance with all Applicable Laws and Regulations, including reporting Safety Data to the other Party in XML files (or CIOMS format) (in English) for entry into the global safety database; provided that any cost incurred by any Party in connection therewith with respect to the [***] Program [***]. Each Party expressly acknowledges that the other Party may provide information it receives pursuant to this Section 6.1(e)(i) to appropriate Regulatory Authorities within its respective territory by itself or through any of its Affiliates or Sublicensees engaged in Development and Commercialization activities of the Collaboration Products in its respective territory.

(ii)    Pharmacovigilance Agreement. Within [***] following the Effective Date, or such other period as the Parties may agree (but in any case before the first IND filing of the first Product in the applicable Collaboration Territory), the Parties shall enter into a mutually acceptable pharmacovigilance agreement setting forth the Parties’ respective obligations in detail regarding pharmacovigilance and the exchange of Safety Data for the Collaboration Programs during the period before the First Commercial Sale of a first Collaboration Product in the applicable Collaboration Territory. Further, no less than [***] before the estimated date of the first Regulatory Approval of a first Collaboration Product in the applicable Collaboration Territory, the Parties shall amend such pharmacovigilance agreement to set forth the Parties’ respective obligations in the detail regarding pharmacovigilance and the exchange of Safety Data during the period after the First Commercial Sale of a first Collaboration Product in the applicable Collaboration Territory. In the event Zai elects to Opt-In with respect to the [***] Program, the Parties will determine the need to amend the pharmacovigilance agreement in view of the Parties’ responsibilities set forth in the Co-Development Plan and Co-Commercialization Plan.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(f)    Recalls.

(i)    General. If a Party is required by a Regulatory Authority of competent jurisdiction a recall, withdrawal, or correction (including the dissemination of relevant information) of any Collaboration Product (“Recall”), or if a Recall is deemed advisable by a Party in its sole discretion, then such Party shall so notify the other Party no later than [***] hours in advance of the earlier of (i) initiation of Recall, or (ii) the submission of plans for such Recall to a Regulatory Authority. Promptly after being notified of a Recall, each Party shall provide the other Party with such assistance in connection with such Recall as may be reasonably requested by such other Party.

(ii)    [***] Program Before Opt-In and MGNX Program. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Program, Zai shall handle exclusively the organization and implementation of any Recalls of any Collaboration Product in the applicable Collaboration Territory, at [***], and MacroGenics shall handle exclusively the organization and implementation of any Recalls of any Collaboration Product outside the Collaboration Territory, at [***].

(iii)    [***] Program After Opt-In. With respect to the [***] Program after the Opt-In, Zai shall handle exclusively the organization and implementation of any Recalls of any [***] Product in the [***] Opt-In Territory, and MacroGenics shall handle exclusively the organization and implementation of any Recalls of any [***] Product in the ROW; provided that any cost incurred by any Party in connection therewith will [***].

6.2    License-Only Programs. As between the Parties, Zai shall [***], (a) preparing, translating and filing all Regulatory Submissions, and obtaining and maintaining Regulatory Approvals, for the License-Only Products in the License-Only Territory, in compliance with all Applicable Laws and Regulations, (b) responding to inquiries and correspondence from the applicable Regulatory Authorities with respect to License-Only Products in the License-Only Territory, and (c) handling exclusively the organization and implementation of any Recalls of any License-Only Products [***]. Zai or its designee shall own and hold all Regulatory Approvals for License-Only Products.

7.	COMMERCIALIZATION

7.1    Collaboration Programs

(a)    [***] Program Before Opt-In and MGNX Program Within the Territory. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Program, as between the Parties, subject to this Section 7.1, Zai shall be solely responsible for the Commercialization of Collaboration Products in the applicable Collaboration Territory, at [***], including developing and executing a plan for commercial launch, obtaining all required approvals from Regulatory Authorities for Commercialization (including reimbursement activities), marketing and promotion, booking sales and distribution and performance of related services, providing customer support, including handling medical queries, and performing other related functions. Following Regulatory Approval of a Collaboration Product in the Field in any country or Region in the applicable Collaboration Territory, (i) Zai shall use Commercially Reasonable Efforts to Commercialize such Collaboration Product in the Field in such country or Region, and (ii) at each JCC meeting, Zai shall provide the JCC with an update with respect to its Commercialization activities for such Collaboration Product in the Field in such country or Region, and consider in good faith any comments thereto provided by the JCC. As between the Parties, Zai shall book all sales of Collaboration Products in any country or Region in the applicable Collaboration Territory, and shall have the sole right to determine all pricing of Collaboration Products in such country or Region.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    [***] Program Before Opt-In and MGNX Program Outside the Territory. With respect to (1) the [***] Program before the Opt-In and (2) the MGNX Program, as between the Parties, subject to this Section 7.1, MacroGenics shall be solely responsible for the Commercialization of Collaboration Products in the Field outside the applicable Collaboration Territory.

(c)    [***] Program After Opt-In. If Zai elects to Opt-In with respect to the [***] Program pursuant to Section 5.1(e), no later than [***] prior to the anticipated First Commercial Sale of the first [***] Product worldwide, the Parties shall mutually prepare a Co-Commercialization Plan for the JCC’s review and approval. The Co-Commercialization Plan shall set forth in reasonable detail the major Commercialization activities to be conducted by or on behalf of each Party (or its Affiliates or Sublicensees), (2) the estimated timelines for achieving such activities in each country or Region in the world, and (3) the respective budgets for the Commercialization of the applicable [***] Product in (A) the [***] Opt-in Territory, and (B) the ROW. The JSC shall review the Co-Commercialization Plan on a regular basis and make updates as appropriate. The Parties hereby agree that, after the Opt-In, as between the Parties, [***] shall book all sales of [***] Products in [***] and [***] shall book all sales of [***] Products in [***]. Each Party shall use Commercially Reasonable Efforts to conduct the Commercialization activities allocated to it under the Co-Commercialization Plan for the [***] Program. At each JCC meeting, each Party shall provide the JCC with an update with respect to its Commercialization activities for the [***] Product in the Field worldwide, and consider in good faith any comments thereto provided by the JCC.

(d)    Global Branding; Promotional Materials.

(i)    [***] Program Before Opt-In and MGNX Option Program. With respect to each [***] Product before the Opt-In and MGNX Option Product, Zai shall reasonably cooperate with MacroGenics and its designees to establish a global branding strategy worldwide (“Global Branding Strategy”). Zai shall Commercialize each such Collaboration Product in the applicable Collaboration Territory under a worldwide brand (the “Global Product Brand”) specified by MacroGenics consistent with the Global Branding Strategy, except to the extent such Global Product Brand is not practicable in the applicable Collaboration Territory or not permitted by any applicable Regulatory Authority in such Collaboration Territory, in which case MacroGenics and Zai shall agree on an alternate product brand specific to such Collaboration Territory or MacroGenics may make adjustments to the Global Branding Strategy, as MacroGenics deems appropriate.

(ii)    [***] Program After Opt-In. In the event that Zai elects to Opt-In with respect to the [***] Program pursuant to Section 5.1(e), each Party shall Commercialize each [***] Product in accordance with a Global Branding Strategy jointly established by the Parties after the Opt-In and under the Global Product Brand jointly specified by the Parties after the Opt-In, except to the extent such Global Product Brand is not practicable or not permitted by in any country or Region in the world, in which case the Party responsible for Commercialization of [***] Products in such country shall decide on an alternate product brand specific to such country or Region.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(iii)    Zai’s Responsibilities. Except for any Trademarks that are intended to identify MacroGenics’ as the manufacturer or owner of a Collaboration Product, and subject to Section 7.1(d)(i) and Section 7.1(d)(ii), Zai shall be responsible for the following aspects of Commercialization of the Collaboration Products: (i) the design and supply of printable artworks and labels in promotional materials for Collaboration Products for the applicable Collaboration Territory (and other countries allocated to Zai under the Co-Commercialization Plan with respect to the [***] Program after the Opt-In), (ii) determining the product names of the Collaboration Products in a local language and how the Collaboration Products shall be presented and described in any promotional materials to the medical community in the applicable Collaboration Territory (and other countries allocated to Zai under the Co-Commercialization Plan with respect to the [***] Program after the Opt-In), (iii) the placement of the name and logos of Zai in any such promotional materials and (iv) branding the Collaboration Products in the applicable Collaboration Territory (and other countries allocated to Zai under the Co-Commercialization Plan with respect to the [***] Program after the Opt-In) using any trademarks it determines appropriate, which branding may vary by country or Region, in each case (i)-(iii) as permitted by Applicable Laws and Regulation and consistent with the applicable Global Branding Strategy. Except with respect to the MacroGenics Licensed Trademarks, Zai will own all rights in all other trademarks it creates for the [***] Products and MGNX Option Products for use in the applicable Collaboration Territory, and register and maintain such trademarks in the applicable Collaboration Territory, where and how it determines appropriate.

(e)    No Diversion

(i)    Each Party hereby covenants and agrees that it shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold Collaboration Products, including via the Internet or mail order, to any Third Party, address or Internet Protocol address in the other Party’s territory.

(ii)    If any of the Collaboration Products are diverted into the other Party’s territory (the “Unauthorized Territory”) for use (excluding use by or on behalf of any Party, its Affiliates and Sublicensees for activities permitted under this Agreement) or sale therein (“Unauthorized Activity”), the following shall apply: (1) if such Collaboration Products were diverted by an identifiable customer, distributor, employee, consultant or agent of the source Party (each an “Unauthorized Person”) then, upon the request of the other Party, the source Party shall not sell such Collaboration Products to, or allow the sale of such Collaboration Products by, such Unauthorized Person (including by requiring the discontinuation of sales of such Collaboration Product or enforcement of contractual obligations against such Unauthorized Person) for the remaining Term and shall use Commercially Reasonable Efforts to buy back all such Collaboration Products from such Unauthorized Person within [***] of such request from the other Party; or (2) the source Party shall use Commercially Reasonable Efforts to investigate the location of such diverted Collaboration Products and buy them back; but, if and to the extent that, the source Party elects not to, or is unable to, buy back the applicable diverted Collaboration Products, then the other Party may, in its sole discretion, buy back the applicable diverted Collaboration Products, and the source Party shall reimburse the other Party for all reasonable costs incurred by such other Party in connection with the buy-back or lost sales of any such diverted Collaboration Products. Notwithstanding the foregoing, any cost incurred by any Party in connection with (1) or (2) above with respect to the [***] Program after the Opt-In [***].

7.2    License-Only Programs. As between the Parties, Zai shall be solely responsible for the Commercialization of License-Only Products in the Field in the License-Only Territory. Following the Regulatory Approval of a License-Only Product in the Field in any country or Region in the License-Only Territory, Zai shall use Commercially Reasonable Efforts to Commercialize such License-Only Product in the Field in such country or Region. Zai will own all rights in all other trademarks it creates for the License-Only Products for use in the License-Only Territory, and register and maintain such trademarks in the License-Only Territory, where and how it determines appropriate

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

7.3     Compliance.

(a)    General. Each Party shall comply with the terms of this Agreement and all Applicable Laws and Regulations relating to activities performed or to be performed by such Party (or its Affiliates, contractor(s) or Sublicensee(s)) under or in relation to the Commercialization of Products pursuant to this Agreement.

(b)    Zai’s Covenants, Representations and Warranties. Without limiting the generality of Section 7.3(a), Zai agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants, and Subcontractors (together with Zai, the “Zai Representatives”) that for the performance of its obligations hereunder:

(i)    The Zai Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to: (1) any Government Official in order to influence official action; (2) any Person (whether or not a Government Official) (a) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (b) to reward such Person for Acting Improperly, or (c) where such Person would be Acting Improperly by receiving the money or other thing of value; (3) any other Person while knowing or having reason to know that all or any portion of the money or other thing of value shall be paid, offered, promised or given to, or shall otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (4) any Person to reward that Person for Acting Improperly or to induce that Person to Act Improperly.

(ii)    The Zai Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(iii)    Zai and the other Zai Representatives shall comply with the Anti- Corruption Laws and shall not take any action that shall, or would reasonably be expected to, cause either Party (or its Affiliates) to be in violation of any such laws. In furtherance of the foregoing, Zai acknowledges and confirms the following:

(1)    Zai has reviewed its internal programs in relation to the Anti- Corruption Laws and the ability of the Zai representatives to adhere to such laws in performance of its obligations hereunder in advance of the signing of this Agreement and warrants that it and the other Zai Representatives can and shall continue to comply with such Anti-Corruption Laws in performance of its obligations hereunder and further represents and warrants that should either Party identify in writing to the other Party any measures that should be reasonably taken to improve Zai Representatives’ compliance with such Anti-Corruption Laws for the performance of its obligations hereunder (the “Zai Improvement Plan”), Zai shall use Commercially Reasonable Efforts to implement such Zai Improvement Plan within an agreed reasonable timeframe (which shall in any event not be in excess of [***]) from the date the Zai Improvement Plan is delivered to the receiving Party. In the absence of the full implementation by Zai of such Zai Improvement Plan within the aforesaid [***] period, MacroGenics shall be entitled to terminate this Agreement, upon written notice to Zai with immediate effect, to be relieved of any obligations, and to seek compensation from Zai;

(2)    To the best of Zai’s and its Affiliates’ knowledge after reasonable diligence, no Zai Representative that shall participate or support Zai’s performance of its obligations hereunder has, directly or indirectly, (x) paid, offered or promised to pay, or authorized the payment of any money; (y) given, offered or promised to give, or authorized the giving of anything else of value; or (z) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((x), (y) and (z)), in violation of the Anti-Corruption Laws during the [***] preceding the date of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(3)    To the best of Zai ’s and its Affiliates’ knowledge, none of its intellectual property rights, technology, contracts, materials, or licenses or other assets that are the subject of this Agreement, other than those provided by or on behalf of MacroGenics, were procured in violation of any Anti-Corruption Laws.

(iv)    Zai, on behalf of itself and the Zai Representatives, represents and warrants to MacroGenics that all information provided by Zai and the Zai Representatives to MacroGenics in any anti-bribery and corruption due diligence checklist, similar due diligence process performed by MacroGenics or its Affiliates or inquiry by MacroGenics related to Zai ’s or the Zai Representatives compliance with Anti-Corruption Laws is true, complete and correct in all material respects at the date it was provided and that any material changes in circumstances relevant to the answers provided in such exercise shall be promptly disclosed to MacroGenics.

(v)    Zai shall promptly provide MacroGenics with written notice of the following events: (i) upon becoming aware of any actual, alleged, or potential breach or violation by Zai or any Zai Representative of any representation, warranty or undertaking set forth in this Section 0; or (ii)    upon receiving a formal notification that it is the target of a formal investigation by a government authority for any violation of any Anti-Corruption Law or upon receipt of information from any of the Zai Representatives that any of them is the target of a formal investigation by a government authority for a violation of any Anti-Corruption Law.

(vi)    For the Term and for [***] following the expiration or earlier termination of the Agreement, Zai shall for the purpose of auditing and monitoring the performance of its compliance with this Agreement and particularly this Section 0 permit MacroGenics, its Affiliates, any auditors of any of them and any government authority to have reasonable access to any premises of Zai or other Zai Representatives used in connection with this Agreement, together with a right to reasonably access personnel and records that relate to this Agreement (“Zai Audit”). Zai shall provide or procure that the Zai Representatives shall provide all co-operation as reasonably requested by MacroGenics for the purposes of the Zai Audit, with the understanding that MacroGenics shall be responsible for all costs and fees of any Zai Audit and MacroGenics shall procure that any auditor enters into a confidentiality agreement consistent with the confidentiality provisions elsewhere in this Agreement in all material respects.

(vii)    If (A) MacroGenics becomes aware of, whether or not through a Zai Audit, that Zai (or any other Zai Representative) is in breach or violation of any representation, warranty or undertaking in Section 0 or of the Anti-Corruption Laws; or (B) MacroGenics receives notification that a suspected or actual violation of an Anti-Corruption Law has occurred by Zai or any other Zai Representative, in each case of (A)-(B), MacroGenics shall have the right, in addition to any other rights or remedies under this Agreement or to which MacroGenics may be entitled in law or equity, to take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by MacroGenics or any of its Affiliates of the Anti-Corruption Laws, including by requiring that Zai agrees to and uses Commercially Reasonable Efforts to implement any curative actions requested by MacroGenics. In the event that Zai refuses to agree to all of the curative actions requested by MacroGenics (and provided that MacroGenics has (x) provided Zai with an explanation in reasonable detail as to why MacroGenics considers such actions necessary, (y) given Zai a reasonable opportunity to review and comment upon the proposed actions and to provide its view as to the necessity or usefulness of these to address the event concerned, and (z) considered such comments in good faith), MacroGenics shall be entitled to terminate this Agreement in its entirety with immediate effect. Any termination of this Agreement pursuant to this Section 0 shall be treated as a termination for breach by Zai of this Agreement and the consequences of termination shall apply and additionally: (1) subject to the accrued rights of the Parties prior to termination, MacroGenics shall have no liability to Zai for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination; and (2) any amounts that would otherwise be payable to Zai pursuant to this Agreement in its entirety, as applicable, including any then outstanding and unpaid claims for payment shall be null and void to the extent permissible under Applicable Laws and Regulations.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(viii)    Zai shall be responsible for any breach of any representation, warranty or undertaking in this Section 0 or of the Anti-Corruption Laws by any Zai Representative.

(ix)    MacroGenics may disclose the terms of this Agreement or any action taken under this Section 0 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of Zai and the payment terms, to any government authority if MacroGenics determines, upon advice of counsel, that such disclosure is necessary.

(c)    MacroGenics’s Covenants, Representations and Warranties. Without limiting the generality of Section 7.3(a), MacroGenics agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants, and Subcontractors (together with MacroGenics, the “MacroGenics Representatives”) that for the performance of its obligations hereunder:

(i)    The MacroGenics Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to: (1) any Government Official in order to influence official action; (2) any Person (whether or not a Government Official) (a) to influence such Person to act in breach of a duty of good faith, impartiality or trust, (b) to reward such Person for Acting Improperly, or (c) where such Person would be Acting Improperly by receiving the money or other thing of value; (3) any other Person while knowing or having reason to know that all or any portion of the money or other thing of value shall be paid, offered, promised or given to, or shall otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (4) any Person to reward that Person for Acting Improperly or to induce that Person to Act Improperly.

(ii)    The MacroGenics Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti- Corruption Laws.

(iii)    MacroGenics and the other MacroGenics Representatives shall comply with the Anti-Corruption Laws and shall not take any action that shall, or would reasonably be expected to, cause either Party (or its Affiliates) to be in violation of any such laws. In furtherance of the foregoing, MacroGenics acknowledges and confirms the following:

(1)    MacroGenics has reviewed its internal programs in relation to the Anti-Corruption Laws and the ability of the MacroGenics representatives to adhere to such laws in performance of its obligations hereunder in advance of the signing of this Agreement and warrants that it and the other MacroGenics Representatives can and shall continue to comply with such Anti- Corruption Laws in performance of its obligations hereunder and further represents and warrants that should either Party identify in writing to the other Party any measures that should be reasonably taken to improve MacroGenics Representatives’ compliance with such Anti-Corruption Laws for the performance of its obligations hereunder (the “MacroGenics Improvement Plan”), MacroGenics shall use Commercially Reasonable Efforts to implement such MacroGenics Improvement Plan within an agreed reasonable timeframe (which shall in any event not be in excess of [***]) from the date the MacroGenics Improvement Plan is delivered to the receiving Party. In the absence of the full implementation by MacroGenics of such MacroGenics Improvement Plan within the aforesaid [***] period, Zai shall be entitled to terminate this Agreement, upon written notice to MacroGenics with immediate effect, to be relieved of any obligations, and to seek compensation from MacroGenics;

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(2)    To the best of MacroGenics’s and its Affiliates’ knowledge after reasonable diligence, no MacroGenics Representative that shall participate or support MacroGenics’s performance of its obligations hereunder has, directly or indirectly, (x) paid, offered or promised to pay, or authorized the payment of any money; (y) given, offered or promised to give, or authorized the giving of anything else of value; or (z) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((x), (y) and (z)), in violation of the Anti-Corruption Laws during the [***] preceding the date of this Agreement.

(3)    To the best of MacroGenics ’s and its Affiliates’ knowledge, none of its intellectual property rights, technology, contracts, materials, or licenses or other assets that are the subject of this Agreement, other than those provided by or on behalf of Zai, were procured in violation of any Anti-Corruption Laws.

(iv)    MacroGenics, on behalf of itself and the MacroGenics Representatives, represents and warrants to Zai that all information provided by MacroGenics and the MacroGenics Representatives to Zai in any anti-bribery and corruption due diligence checklist, similar due diligence process performed by Zai or its Affiliates or inquiry by Zai related to MacroGenics ’s or the MacroGenics Representatives compliance with Anti-Corruption Laws is true, complete and correct in all material respects at the date it was provided and that any material changes in circumstances relevant to the answers provided in such exercise shall be promptly disclosed to Zai.

(v)    MacroGenics shall promptly provide Zai with written notice of the following events: (i) upon becoming aware of any actual, alleged, or potential breach or violation by MacroGenics or any MacroGenics Representative of any representation, warranty or undertaking set forth in this Section 0; or (ii) upon receiving a formal notification that it is the target of a formal investigation by a government authority for any violation of any Anti-Corruption Law or upon receipt of information from any of the MacroGenics Representatives that any of them is the target of a formal investigation by a government authority for a violation of any Anti-Corruption Law.

(vi)    For the Term and for [***] following the expiration or earlier termination of the Agreement, MacroGenics shall for the purpose of auditing and monitoring the performance of its compliance with this Agreement and particularly this Section 0 permit Zai, its Affiliates, any auditors of any of them and any government authority to have reasonable access to any premises of MacroGenics or other MacroGenics Representatives used in connection with this Agreement, together with a right to reasonably access personnel and records that relate to this Agreement (“MacroGenics Audit”). MacroGenics shall provide or procure that the MacroGenics Representatives shall provide all co-operation as reasonably requested by Zai for the purposes of the MacroGenics Audit, with the understanding that Zai shall be responsible for all costs and fees of any MacroGenics Audit and Zai shall procure that any auditor enters into a confidentiality agreement consistent with the confidentiality provisions elsewhere in this Agreement in all material respects.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(vii)    If (A) Zai becomes aware of, whether or not through a MacroGenics Audit, that MacroGenics (or any other MacroGenics Representative) is in breach or violation of any representation, warranty or undertaking in Section 0 or of the Anti-Corruption Laws; or (B) Zai receives notification that a suspected or actual violation of an Anti-Corruption Law has occurred by MacroGenics or any other MacroGenics Representative, in each case of (A)-(B), Zai shall have the right, in addition to any other rights or remedies under this Agreement or to which Zai may be entitled in law or equity, to take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by Zai or any of its Affiliates of the Anti-Corruption Laws, including by requiring that MacroGenics agrees to and uses Commercially Reasonable Efforts to implement any curative actions requested by Zai. In the event that MacroGenics refuses to agree to all of the curative actions requested by Zai (and provided that Zai has (x) provided MacroGenics with an explanation in reasonable detail as to why Zai considers such actions necessary, (y) given MacroGenics a reasonable opportunity to review and comment upon the proposed actions and to provide its view as to the necessity or usefulness of these to address the event concerned, and (z) considered such comments in good faith), Zai shall be entitled to terminate this Agreement in its entirety with immediate effect. Any termination of this Agreement pursuant to this Section 0 shall be treated as a termination for breach by MacroGenics of this Agreement and the consequences of termination shall apply and additionally: (1) subject to the accrued rights of the Parties prior to termination, Zai shall have no liability to MacroGenics for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination; and (2) any amounts that would otherwise be payable to MacroGenics pursuant to this Agreement in its entirety, as applicable, including any then outstanding and unpaid claims for payment shall be null and void to the extent permissible under Applicable Laws and Regulations.

(viii)    MacroGenics shall be responsible for any breach of any representation, warranty or undertaking in this Section 0 or of the Anti-Corruption Laws by any MacroGenics Representative.

(ix)    Zai may disclose the terms of this Agreement or any action taken under this Section 0 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of MacroGenics and the payment terms, to any government authority if Zai determines, upon advice of counsel, that such disclosure is necessary.

8.	MANUFACTURE AND SUPPLY

8.1     Supply of [***] Products Before Opt-In and MGNX Products

(a)    MacroGenics Responsibility. With respect to the [***] Products before the Opt-In and the MGNX Products, subject to other provisions in this Agreement (including Section 4.2(c)(i) and Section 8.3), MacroGenics shall be solely responsible for the Manufacture, either by itself or through one or more Third Parties selected by MacroGenics at its sole discretion, of (i) all such Collaboration Molecules and Collaboration Products required for the Clinical Trials described in each Global Development Plan or Territory-Specific Development Plan, at MacroGenics’ Fully-Burdened Manufacturing Cost, and (ii) all commercial supplies of Collaboration Products required by Zai for the Commercialization of Collaboration Products in the applicable Collaboration Territory, at MacroGenics’ Fully-Burdened Manufacturing Cost.

(b)    Supply Agreements. No later than [***] before the first anticipated IND filing for a Collaboration Molecule or Collaboration Product in the applicable Collaboration Territory, the Parties shall enter into negotiations for a supply agreement governing the clinical supply to Zai for its requirements of such Collaboration Molecule and Collaboration Product required for Development hereunder in the applicable Collaboration Territory. Within [***] (but no later than [***]) prior to the projected date of First Commercial Sale of a Product in any country or Region in the applicable Collaboration Territory, the Parties shall negotiate and enter into a supply agreement governing the commercial supply of such Collaboration Product to Zai for its requirements of such Collaboration Product for Commercialization in the applicable Collaboration Territory. Each supply agreement shall provide customary terms and conditions, such as acceptance and rejection procedures, forecast and order procedures, release documentations and audit rights by Zai and for MacroGenics and Zai to discuss and agree upon a Third Party supplier for Products in the event of certain material supply failures, as determined in accordance with criteria to be mutually agreed by the Parties thereunder.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(c)    Manufacturing Specifications. All clinical and commercial supplies of Collaboration Molecules and Collaboration Product supplied by MacroGenics shall be manufactured in accordance with the specifications (i) determined by MacroGenics, (ii) subject to Section 8.1(d), consistent with those specifications required by the applicable Regulatory Authority in the Territory provided by Zai to MacroGenics in writing, and (iii) in compliance with all regulatory requirements and all Applicable Laws and Regulations, as further set forth in the supply agreements and related quality agreements.

(d)    Change of Manufacturing Process. MacroGenics shall reasonably inform Zai of developments in matters of process development and Manufacture of the Collaboration Products, and shall consult with Zai with respect to the development and Manufacture processes of the Collaboration Products adopted by MacroGenics to the to obtain Regulatory Approval(s) of the same in the Collaboration Territory, all as described in further detail in the supply agreements and quality agreements. In addition, MacroGenics shall implement changes required by Regulatory Authority in the Collaboration Territory to the extent commercially practicable, provided that Zai shall bear any and all incremental costs resulting from any changes to the manufacturing specifications required by the applicable Regulatory Authority in the Collaboration Territory but not by any of the Regulatory Authorities outside the Collaboration Territory, and the supply agreements and quality agreements shall provide the mechanism for such implementation. In the event it is not commercially practicable for MacroGenics or its supplier to implement a change required by a Regulatory Authority in the Collaboration Territory, the Parties shall explore the potential engagement of any other Third Party supplier or [***]. Each Party shall promptly notify the other Party of any information that may impact approvability or regulatory status (before or after approval) of Collaboration Products of which it is aware and reasonably believes may impact the regulatory status before or after Regulatory Approval of a Product in the Collaboration Territory.

8.2    Supply of [***] Products After Opt-In. With respect to each [***] Product after the Opt- In, the Parties will [***] .

8.3     [***]Collaboration Products.

(a)    [***]. In the event that [***] Collaboration Molecule or Collaboration Product other than because of (1) [***]or (2) [***], or (ii) following the [***],then in each case of (i) or (ii) Zai may, upon written notice to MacroGenics [***] request MacroGenics to initiate, or cause its applicable Affiliate or designated Third Party to [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    [***]. [***]the Parties will [***]. MacroGenics will use Commercially Reasonable Efforts to [***]. Among other things, [***]will provide that MacroGenics will, or will cause its applicable Affiliate or designated Third Party to, [***] Collaboration Molecule and Collaboration Product [***] such Collaboration Molecule and Collaboration Product [***] Zai, its Affiliates or Sublicensees as [***]

(c)    If Zai, its Affiliate [***], MacroGenics shall have the right [***]. MacroGenics may exercise such right by providing written notice to Zai of its intent to do so, and promptly following Zai’s receipt thereof, the Parties shall [***].

8.4    Supply of cGMP Materials for the First Phase I Clinical Trial of MGNX Option Product. Notwithstanding anything to the contrary in this Agreement, [***] the Manufacture and supply of the cGMP materials for the first Phase I Clinical Trial of the MGNX Option Product at its own cost and expense.

8.5    Supply of License-Only Products. Zai shall be solely responsible for the manufacture of clinical and commercial supply of License-Only Molecules and License-Only Products, at its sole cost and expense. Zai shall ensure that all clinical and commercial supplies of License-Only Molecules and License- Only Products are manufactured in accordance with the specifications in compliance with all regulatory requirements and all Applicable Laws and Regulations in the applicable country or Region in the License- Only Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

9.	PAYMENTS

9.1    Upfront Payment. Within [***] after the Effective Date, Zai shall pay to MacroGenics Twenty-Five Million US Dollars (US$25,000,000) (the “Upfront Payment”), which shall be non-creditable, non-refundable against any other payments due under this Agreement.

9.2    Equity Investments. As partial consideration for the rights granted to Zai hereunder, the Parties are entering into separate stock issuance and related agreements concurrently with the execution of this Agreement whereby Zai will purchase Thirty Million Seventeen US Dollars and Ten Cents (US$30,000,017.10) of MGNX stock at Thirty-One US Dollars and Thirty Cents ($31.30) per share.

9.3    Development and Regulatory Milestone Payments. On a Program-by-Program basis, Zai shall pay to MacroGenics the non-creditable, non-refundable milestone payments listed set forth in the table below within [***] after the first achievement of the applicable milestone events by the first Product in such Program, whether by or on behalf of Zai, its Affiliate or any Sublicensee. For clarity, each of the following milestone payments shall be payable only once per Program, regardless of the number of times such milestone is achieved.

Milestone Event	Milestone Payment
For each of the Collaboration Programs
[***]	[***])
[***]	[***])
	[***]		[***]		[***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]
[***]	[	***]	[	***]	[	***]

For each of the License-Only Programs
[***]	[***]
[***]	[***]
	[	***]	[	***]	[	***]

provided that, after Zai exercises the [***] Profit Share Option, [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

The milestone events above are intended to be successive with respect to each Product and each Program, such that if a particular milestone event set forth in the table above for a Product for an Indication is not achieved prior to the achievement of the next milestone event set forth in the table above for such Product in such Indication (and with respect to the BLA submission acceptance and Regulatory Approval milestones, in the corresponding country or Region) (such non-achieved milestone event, a “Skipped Milestone”), then such Skipped Milestone shall be deemed to have been achieved upon the achievement of such next milestone event to occur, and the milestone payment for such Skipped Milestone shall be due and payable by Zai to MacroGenics at the time the milestone payment is due and payable for such next milestone event. For example, if a Registration Trial for a Collaboration Product for an Indication has not been Initiated in the applicable Collaboration Territory prior to the acceptance of a BLA submission for such Collaboration Product for such Indication in China, then the milestone payment for both milestone events shall be due and payable by Zai to MacroGenics at the time the milestone payment for the BLA acceptance milestone event is due and payable under this Section 9.3.

9.4    Commercial Milestone Payments for License-Only Products. With respect to each License-Only Program, Zai shall pay to MacroGenics the non-creditable, non-refundable milestone payments set forth in the table below within [***]after the first achievement of aggregate annual Net Sales for all License-Only Products for a License-Only Program in a Calendar Year of the applicable sales milestone event. For clarity, the milestone payments in this Section 9.4 shall be additive such that if multiple milestone events specified below are achieved in the same Calendar Year, then the milestone payments for all such milestone events shall be payable with respect to such Calendar Year. For clarity, each of the following milestone payments shall be payable only once for each License-Only Program regardless of the number of times such milestone is achieved.

Commercial Milestone Event	Milestone Payment
[***]	[***	]
[***]	[***	]
[***])	[***	]
[***])	[***	]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

9.5     Royalties on Net Sales of Products Other Than [***] Products After Opt-In

(a)    Royalty Rate. On a Product-by-Product basis, other than any [***] Product in the event that Zai elects to Opt-In pursuant to Section 5.1(e), subject to the terms and conditions of this Section 9.5, for each Calendar Quarter during the Royalty Term, Zai shall pay to MacroGenics non-creditable, non-refundable royalties on Net Sales of such Product (excluding any [***] Product in the event that Zai elects to Opt-In pursuant to Section 5.1(e)) in the Territory during such Calendar Quarter, as calculated by multiplying the applicable royalty rate by the corresponding amount of incremental Net Sales of such Product in the Territory, as follows:

Annual Net Sales of each Product in the Territory	Royalty Rate
For each of the [***] Products prior to the Opt-In
For that portion of annual Net Sales of a Product less than or equal to [***]Dollars ($[***])	[***	]
For that portion of annual Net Sales of a Product greater than [***]Dollars ($[***]) but less than or equal to [***]Dollars ($[***])	[***	]
For that portion of annual Net Sales of a Product greater than [***]Dollars ($[***])	[***	]
For each of the MGNX Option Products, [***] and Zai Selection Products
For that portion of annual Net Sales of a Product less than or equal to [***]Dollars ($[***])	[***	]
For that portion of annual Net Sales of a Product greater than [***]Dollars ($[***]) but less than or equal to [***]Dollars ($[***])	[***	]
For that portion of annual Net Sales of a Product greater than [***]Dollars ($[***]) but less than or equal to [***]Dollars ($[***])	[***	]
For that portion of annual Net Sales of a Product greater than [***]Dollars ($[***])	[***	]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    Royalty Reduction

(i)    Biosimilar Product Market Effect. Subject to Section 9.5(c), with respect to a Product in a country or Region in the Territory, (1) if, in any Calendar Quarter, one or more Biosimilar Products for such Product are on the market in such country or Region and the sales of such Biosimilar Products in such country or Region constitute [***]percent ([***]%) or more of the total sales [***]in such country or Region, the royalty payment for such Product in such country or Region for such Calendar Quarter shall be reduced to [***][***]% of the amount otherwise payable with respect to such Product in the absence of such Biosimilar Product(s); or (2) if, in any Calendar Quarter, one or more Biosimilar Products for such Product are on the market in such country or Region and the sales [***]in such country or Region constitute [***]percent ([***]%) or more of the total sales [***] in such country or Region, the royalty payments for such Product in such country or Region for such Calendar Quarter shall be reduced to [***]percent ([***]%) of the amount otherwise payable with respect to such Product in the absence of such Biosimilar Product(s).

(ii)    Valid Claim Expiration. Subject to Section 9.5(c), if, in any Calendar Quarter, a Product in a country or Region in the Territory is not Covered by a Valid Claim within any MacroGenics Licensed Patent under which Zai is granted an effective license pursuant to this Agreement, then the royalty payments for Net Sales for such Product in such country or Region shall be reduced by [***]percent ([***]%) in such Calendar Quarter.

(iii)    Third Party Payments. Subject to Section 9.5(c), if Zai obtains a license to any [***] rights owned by a Third Party that is necessary for Zai to (1) Develop or Commercialize a Collaboration Product in a country or Region in the applicable Collaboration Territory, (2) Manufacture a Collaboration Product in a country or Region in the applicable Collaboration Territory after the date of the [***], or (3) Develop, Manufacture or Commercialize a License-Only Product in a country or Region in the applicable License-Only Territory, then the royalties payable by Zai to MacroGenics with respect to Net Sales of the applicable Product in such country or Region in any Calendar Quarter shall be reduced, on a Product-by-Product and country-by-country or Region-by-Region basis, by [***]percent ([***]%) of the [***]paid by Zai to such Third Party with respect to such Product in such country or Region in such Calendar Quarter.

(c)    Royalty Floor. In no event shall the royalty reductions available to Zai under Section 9.5(b), collectively or individually, reduce the royalties payable to MacroGenics for a given Calendar Quarter to less than [***]percent ([***]%) of the amount otherwise payable under Section 9.5 with respect to an applicable Product; provided that [***].

9.6    Triggered Third Party Payments for Products Other Than [***] Products After Opt-In. In the event that a Party will be obligated to reimburse the other Party for any Triggered Third Party Payments, the obligated Party shall reimburse the other Party at least [***] prior to the applicable payment date for such Triggered Third Party Payment specified under the applicable Future Third Party Agreement. Such Party’s obligation under this Section 9.6 with respect to the payment of Triggered Third Party Payments under a given Future Third Party Agreement for which such Party elects to obtain a sublicense pursuant to Section 3.8 shall terminate upon termination of the In-License Party’s obligation to pay such Triggered Third Party Payments under the terms of such Future Third Party Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

9.7    Profit Sharing for [***] Program After Opt-In. After the Opt-In, the Parties shall share the profit and loss for the [***] Program equally in accordance with the terms set forth in Exhibit D.

10.	Payments; Reports; Records; Audits

10.1    Net Sales Quarterly Reports for Products Other Than [***] Products After Opt-In. During the Term, for each Calendar Quarter following the First Commercial Sale of a Product, other than [***] Product after the Opt-In, in the Territory, Zai shall furnish to MacroGenics:

(a)    a quarterly written report for the Calendar Quarter showing, on a country-by-country and Region-by-Region basis, the Net Sales of all Products subject to royalty payments sold by Zai and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement; and

(b)    a quarterly report for the Calendar Quarter showing, on a country-by-country and Region-by-Region basis, the Triggered Third Party Payments, Zai’s royalties payable to Third Parties on Net Sales made during such Calendar Quarter and any royalty adjustments taken by Zai pursuant to Section 9.5(b), with such detail as shall reasonably allow MacroGenics to determine the basis for such quarterly costs.

10.2    Submission and Payment Schedule for Products Other Than [***] Products After Opt-In.

(a)    Reports under this Article 10 shall be due on the [***] Calendar Day following the close of each Calendar Quarter.

(b)    Royalties (including those within the Triggered Third Party Payments) shown to have accrued by each report shall, unless otherwise specified under this Agreement, be due and payable [***] after the date such report is due.

10.3    Payment Exchange Rate. All payments to be made by one Party to the other Party under this Agreement shall be made in US Dollars by bank wire transfer in immediately available funds to a bank account in the United States designated in writing by such other Party. For invoices that a Party shall forward to the other Party, such first Party shall use an exchange rate as published by the Wall Street Journal as of the close of business on the last business day of the preceding month, or such other source as the Parties may agree in writing. Each Party shall take all possible steps to ensure all payments are made to the other Party under this Agreement, including by paying from non-Territory sources.

10.4    Taxes. In the event any withholding, value added, or other tax is required to be withheld and deducted from payments by Zai pursuant to this Agreement under Applicable Laws and Regulations, notwithstanding anything to the contrary herein, Zai will make such deduction and withholding and will pay the remainder to MacroGenics, and any amounts so withheld and deducted will be remitted by Zai to the appropriate governmental authority(ies) for the account of MacroGenics and Zai will provide MacroGenics reasonable evidence of the remittance within [***] thereof. If [***], then [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

10.5    Records.

(a)    Research, Development, Manufacturing and Commercialization Activities. Each Party shall maintain appropriate records of: (i) all research, Development, Manufacturing and Commercialization events and activities conducted by it or on its behalf related to a Product, and all costs in connection therewith, as applicable; and (ii) all information generated by it or on its behalf in connection with Development of Licensed Molecules and Products under this Agreement, in each case in accordance with such Party’s usual documentation and record retention practices. Such records shall be in sufficient detail to properly reflect, in good scientific manner, all significant work done and results of studies and trials undertaken, and further shall be at a level of detail appropriate for patent and regulatory purposes. Upon the reasonable request of a Party, the other Party shall make such records available to the requesting Party. Each Party shall cause its Related Parties and Permitted Subcontractors to comply with this Section 10.5(a).

(b)    Zai Financial Records. Without limiting the foregoing under Section 10.5(a), Zai shall keep complete and accurate records in sufficient detail to allow MacroGenics to determine the basis for any amounts payable to or by Zai under this Agreement. At the reasonable request of MacroGenics, Zai shall make such records available to MacroGenics.

(c)    MacroGenics Financial Records. Without limiting the foregoing under Section 10.5(a), MacroGenics shall keep complete and accurate records in sufficient detail to allow Zai to determine the basis for any amounts payable to or by MacroGenics under this Agreement. At the reasonable written request of Zai, MacroGenics shall make such records available to Zai.

10.6    Late Payments. In the event that any payment due under this Agreement is not sent to the payee Party when due in accordance with the applicable provisions of this Article 10 [***], the payment shall accrue interest from the date due at the prime rate as reported by Citibank N.A., plus [***]percent ([***]%); provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit the payee Party from exercising any other rights it may have as a consequence of the lateness of any payment.

10.7    Audit Rights. Upon the written request of a Party (“Requesting Party”) with reasonable advance notice and not more than [***] in each Calendar Year, the other Party shall permit an independent certified public accounting firm of internationally recognized standing selected by Requesting Party and reasonably acceptable to the other Party, at its own expense, to have access during normal business hours to such records as may be reasonably necessary to verify the that the correct amounts have been paid to such Party under or in connection with this Agreement during any Calendar Year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to the Requesting Party only whether the reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Requesting Party in connection with this audit right. This right to audit shall remain in effect throughout the life of this Agreement and for a period of [***] after the termination of this Agreement. If such accounting firm identifies a discrepancy, the other Party shall pay Requesting Party the amount of the discrepancy within [***] of the date Requesting Party delivers to the other Party such accounting firm’s written report so concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Requesting Party unless the underpayment by the other Party exceeded [***]percent ([***]%) of the amount owed for such Calendar Year, in which case the other Party shall pay to Requesting Party the reasonable fees charged by such accounting firm.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

10.8    Confidentiality. Each Party shall treat all information of the other Party subject to review under this Article 10 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party and any applicable Related Parties, obligating it or them to retain all such information in confidence pursuant to such confidentiality agreement.

11.	CONFIDENTIALITY; PUBLICATION

11.1    Nondisclosure Obligation

(a)    Definition and Restrictions. All Confidential Information disclosed by one Party to the other Party at any time, including before the Effective Date or after the expiration or termination of this Agreement, shall be maintained in confidence by the receiving Party and shall not be disclosed by the receiving Party to any Third Party or used by the receiving Party for any purpose except as set forth herein without the prior written consent of the disclosing Party, during the Term and for a period of [***] thereafter; provided that, with respect to Confidential Information that is confidential information of a Third Party to which a Party has an obligation of confidentiality or non-use under an agreement with such Third Party, the confidentiality and non-use obligations in this Agreement shall (A) further include such additional confidentiality and non-use obligations as such Party is required to undertake with respect to such confidential information pursuant to such Third Party agreement, and (B) continue beyond such [***] period for so long as such Party is required to maintain such confidential information as confidential pursuant to such Third Party agreement (including any MacroGenics Third Party Agreement and Zai Third Party Agreement). The following shall not be deemed Confidential Information of the disclosing Party for purposes of the restrictions set forth in this Section 11.1(a):

(i)    Information that is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(ii)    Information that is or becomes part of the public domain through no wrongful act or fault on the part of the receiving Party;

(iii)    Information that is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; and

(iv)    Information that is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

(b)    Combinations. Any combination of features or disclosures shall not be deemed to fall within the exclusions set forth in Section 11.1(a) merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

(c)    Permitted Disclosures. Notwithstanding the restrictions set forth in Section 11.1(a), the receiving Party may disclose Confidential Information of the other Party to:

(i)    governmental or other regulatory agencies in order to obtain Patents or to gain or maintain approval to conduct clinical trials or to market Products, but such disclosure may be only to the extent reasonably necessary to obtain Patents or authorizations; or

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(ii)    as the receiving Party deems necessary to be disclosed, to its Affiliates, agents, consultants, or other Third Parties for the Development, Manufacture or Commercialization of Product(s), or in connection with a potential or actual licensing transaction or contractual obligation related to such Product(s) or potential or actual loan, financing or investment or acquisition, merger, consolidation or similar transaction (or for such entities to determine their interest in performing such activities or to determine their rights and obligations as a result of completing such transactions) or in order to perform its obligations or exercise its rights under this Agreement, in each case on the condition that any Third Parties, other than Regulatory Authorities, to whom such disclosures are made agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; provided that the term of confidentiality and non-use applicable to such Third Parties shall be no less than [***] (but of shorter duration if customary given the nature of such Person (i.e., investors, lenders and banking institutions) from the date of disclosure to them, provided further, that with respect to Confidential Information of a Party that constitutes (a) a trade secret, such confidentiality and non-use obligations shall apply for so long as such information constitutes a trade secret under Applicable Laws and Regulations, or (b) confidential information of a Third Party, such confidentiality and non-use obligations shall apply for so long as such Party is required to keep such information confidential under such Third Party agreement (including any MacroGenics Third Party Agreement and Zai Third Party Agreement), but only if such Party informs the other Party in writing of such additional obligations and identifies to the other Party at the time of disclosure the information subject to such additional obligations.

(d)    Disclosure Required by Judicial or Administrative Process. If a Party is required by judicial or administrative process to disclose Confidential Information of the other Party that is subject to the non-disclosure provisions of this Section 11.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 11.1, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information, including, by using not less than the same level of efforts to secure such confidential treatment of such information as it would to protect its own Confidential Information of like nature from disclosure.

(e)    Obligations Upon Termination. Upon the termination or expiration of this Agreement, or upon the earlier request of either Party, the receiving Party shall return to the disclosing Party, all of the disclosing Party’s Confidential Information, including all copies thereof, provided that the receiving Party may retain one copy for archival purposes, and provided further, that a receiving Party shall not be required to destroy electronic files containing such Confidential Information of the disclosing Party that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information, and any such retained copies shall continue to be subject to the confidentiality and non-use obligations in accordance with this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

11.2    Publication

(a)    Publication of Results. Zai and MacroGenics each acknowledge the other Party’s interest in publishing the results of its activities under the Programs in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. The JSC shall establish procedures for review of publications related to the Collaboration Programs and License-Only Programs, ensuring that, except for disclosures permitted pursuant to Section 11.1, either Party and its employees wishing to make a publication related to work performed under this Agreement (including under a License-Only Program) shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [***] prior to submission for publication or for presentation. Notwithstanding the foregoing, (i) no Party may publish any results of the Parties’ activities conducted under any Research Plan without the other Party’s prior written consent; (ii) subject to the review procedures established by the JSC, Zai may publish any results related to any License-Only Program generated after the Research Term for such License-Only Program without MacroGenics’ consent; (iii) MacroGenics shall not publish any results of the Parties’ activities related to any License-Only Program without Zai’s prior written consent; and (ii) no Party may publish any results of the Parties’ activities related to any Collaboration Program without the other Party’s prior written consent.

(b)    Review of Publications and Presentations

(i)    The reviewing Party shall have the right (A) to propose modifications to the publication or presentation for patent reasons, trade secret reasons, or for purposes of removing the Confidential Information of the reviewing Party, or (B) to request a reasonable delay in publication or submission for presentation in order to protect trade secret or patentable information.

(ii)    If the reviewing Party requests the removal of the reviewing Party’s Confidential Information or a delay, the publishing Party shall remove such Confidential Information and if requested by the reviewing Party delay submission for publication or submission for presentation for a period of [***] to enable patent applications protecting each Party’s rights in such Confidential Information to be filed in accordance with Article 14 below.

(iii)    Upon expiration of such [***] and satisfaction of any other conditions imposed by the JSC, the publishing Party shall be free to proceed with the publication or submission for presentation.

(iv)    Upon request of the Party seeking publication, the reviewing Party shall consider expediting the time frames set forth in this Section 11.2.

(v)    If the reviewing Party requests modifications to the publication or submission for presentation, the publishing Party shall edit such publication to prevent disclosure of the Confidential Information of the reviewing Party.

11.3    Publicity; Use of Names

(a)    Press Releases. The Parties shall issue the press release included in this Agreement as Exhibit E announcing the execution of this Agreement. A Party may issue any subsequent press release relating to this Agreement or activities conducted hereunder upon prior written approval of the other Party, such approval not to be unreasonably withheld or delayed; provided, however, that no approval of the other Party shall be required if a subsequent press release or securities filing solely discloses the information that (1) a milestone under this Agreement has been achieved or any payments associated therewith have been received; (2) the filing or approval of a BLA generally has occurred (provided, however, that specific dates of filing shall not be disclosed); (3) initiation of any clinical trial; and (4) commercial launch of a Product or any information that has previously been approved and disclosed as permitted by this Section 11.3(a). In the case of items (1) to (4) of the preceding sentence, the disclosing Party shall provide the other Party a copy of such proposed disclosures at least [***] prior to the proposed release and consider in good faith any comments the other Party may make, where practicable, and in light of any reporting obligations of such disclosing Party under Applicable Laws and Regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other relevant stock exchange or governmental agency.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    No Other Use of Company Names. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter without the prior express written permission of the other Party.

(c)    Approved Press Releases. In addition and notwithstanding anything to the contrary herein, (a) if the relevant text of a proposed press release has already previously been reviewed and approved for disclosure by the other Party then such text may be disclosed or republished in such proposed press release provided that the Party issuing such press release provides notice to the other Party of such press release at least [***] prior to the issuance of such press release, where practicable, and (b) if the relevant text of a proposed public announcement such as a corporate presentation or comments to analysts or investors has already previously been reviewed and approved for disclosure by the other Party (whether in the form of an approved press release or prior approved presentation materials, Q&A script or the like) then such text may be included in such proposed public announcement (but not a press release) without resubmission and review by the other Party.

(d)    Existence of Agreement

(i)    No Disclosure. Neither Party shall disclose the existence or terms of this Agreement pursuant to a press release or otherwise except as provided in this Section 11.3(d).

(ii)    Permitted Disclosures

(A)    Notwithstanding the terms of this Article 11, either Party shall be permitted to disclose the existence and terms of this Agreement and the conduct of the Programs under this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Laws and Regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other relevant stock exchange or governmental agency. The disclosing Party shall take reasonable and lawful actions to avoid or minimize the degree of such disclosure.

(B)    Either Party may also disclose the existence and terms of this Agreement to its attorneys, accountants and advisors, and to potential acquirors, in connection with a potential acquisition or other change of control transaction and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to potential licensees or to potential and current permitted assignees in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially similar to the terms contained in this Agreement and to use such confidential information solely for the purpose of the contemplated transaction.

(C)    Each Party may also disclose the existence and terms of this Agreement pursuant to transactions related to the research, Development, Manufacture or Commercialization or exploitation of a Licensed Molecule or any Product, in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially similar to the terms contained in this Agreement and to use such confidential information solely for the purpose of the contemplated transaction.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

12.	REPRESENTATIONS AND WARRANTIES

12.1    Representations and Warranties of MacroGenics. MacroGenics represents and warrants to Zai that, as of the Effective Date, and covenants, that:

(a)    it is duly organized and validly existing under the Applicable Laws and Regulations of the jurisdiction of its incorporation and has the full right, power and authority to enter into this Agreement, to perform the Programs, and to grant the licenses contemplated under Article 3;

(b)    this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and fulfillment of its obligations and performance of its activities hereunder do not conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which MacroGenics is bound, nor violate any material Application Laws and Regulations;

(c)    all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by MacroGenics as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

(d)    it is not aware of any action, suit or inquiry or investigation instituted by any Person which could question or threaten the validity of this Agreement;

(e)    in the conduct of any activities under this Agreement, it shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws and Regulations, including all export control, anti-corruption and anti-bribery laws and regulations, and shall not cause Zai’s Indemnitees to be in violation of any Applicable Laws and Regulations or otherwise cause any reputational harm to Zai;

(f)    it Controls the right, title and interest in and to the MacroGenics Platform, MacroGenics Licensed Patents, MacroGenics Licensed Know-How and MacroGenics Licensed Trademarks, and has the right to grant to Zai the licenses that it purports to grant hereunder;

(g)    it has not granted, and shall not grant during the Term, any Third Party rights and has not taken, and shall not take during the Term, any other action which would be inconsistent or interfere with Zai’s rights hereunder, including Zai’s [***] Profit Share Option;

(h)    the MacroGenics Platform, MacroGenics Licensed Patents, MacroGenics Licensed Know-How and MacroGenics Licensed Trademarks are not subject to any other Third Party agreements or existing royalty or other payment obligations to any Third Party;

(i)    it is the sole and exclusive owner of the entire right, title and interest in the MacroGenics Licensed Patents. All MacroGenics Licensed Patents owned by MacroGenics as of the Effective Date are listed in Exhibit A. All MacroGenics Licensed Patents are (i) subsisting and in good standing and (ii) being diligently prosecuted in the respective patent offices in accordance with Applicable Laws and Regulations, and have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. To its knowledge after due investigation, the issued Patents in the MacroGenics Licensed Patents are valid and enforceable;

(j)    to its knowledge, no Third Party is infringing or misappropriating any MacroGenics Platform, MacroGenics Licensed Technology or MacroGenics Licensed Trademarks;

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(k)    there is no action, suit, inquiry, investigation or other proceeding threatened, pending, or ongoing by any Third Party that challenges or threatens the validity, enforceability or MacroGenics’ Control of any of the MacroGenics Licensed Patents or MacroGenics Licensed Trademarks. In the event that MacroGenics receives notice of any such action or proceeding, it shall notify Zai promptly in writing;

(l)    there is no action, suit, inquiry, investigation or other proceeding threatened, pending, or ongoing by any Third Party (and it is not aware of any grounds therefor) that alleges the use of the MacroGenics Platform, MacroGenics Licensed Technology or MacroGenics Licensed Trademarks or the development, manufacture, commercialization, and use of the Products would infringe intellectual property rights or misappropriate any Know-How of any Third Party (and it has not received any notice alleging such an infringement). In the event that MacroGenics receives notice of any such action or proceeding, it shall notify Zai promptly in writing;

(m)    to MacroGenics knowledge, no material breach of confidentiality has been committed by any Person with respect to the MacroGenics Licensed Know-How that is maintained as a trade secret and MacroGenics has used reasonable measures to protect the confidentiality thereof;

(n)    it has obtained or shall obtain written agreements from each of its employees, consultants and contractors who perform any activities pursuant to this Agreement, which agreements shall obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement; and

(o)    neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (i) debarred under 21 U.S.C. § 335a or by any Regulatory Authority; (ii) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (iii) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators; or (iv) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. MacroGenics further covenants that if, during the Term, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, MacroGenics will promptly notify Zai. The foregoing sentence will survive termination or expiration of this Agreement.

12.2    Representations and Warranties of Zai. Zai represents and warrants to MacroGenics that, as of the Effective Date:

(a)    it is duly organized and validly existing under the Applicable Laws and Regulations of the jurisdiction of its incorporation and has the full right, power and authority to enter into this Agreement, to perform the Programs, and to grant the licenses contemplated under Article 3;

(b)    this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution, delivery and fulfillment of its obligations and performance of its activities hereunder do not conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which Zai is bound, nor violate any material Application Laws and Regulations;

(c)    all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by Zai as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(d)    the Zai Platform, Zai Licensed Patents and Zai Licensed Know-How are not subject to any other Third Party agreements or existing royalty or other payment obligations to any Third Party;

(e)    it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement;

(f)    in the conduct of any activities under this Agreement, it shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws and Regulations, including all export control, anti-corruption and anti-bribery laws and regulations, and shall not cause MacroGenics’ Indemnitees to be in violation of any Applicable Laws and Regulations or otherwise cause any reputational harm to MacroGenics

(g)    it Controls the right, title and interest in and to the Zai Platform, Zai Licensed Patents and Zai Licensed Know-How, and has the right to grant to MacroGenics the licenses that it purports to grant hereunder;

(h)    it has not granted, and shall not grant during the Term, any Third Party rights and has not taken, and shall not take during the Term, any other action which would be inconsistent or interfere with MacroGenics rights hereunder;

(i)    to its knowledge, no Third Party is infringing or misappropriating any Zai Platform or Zai Licensed Technology;

(j)    there is no action, suit, inquiry, investigation or other proceeding threatened, pending, or ongoing by any Third Party (and it is not aware of any grounds therefor) that alleges the use of the Zai Platform or Zai Licensed Technology would infringe intellectual property rights or misappropriate any Know-How of any Third Party (and it has not received any notice alleging such an infringement). In the event that Zai receives notice of any such action or proceeding, it shall notify MacroGenics promptly in writing;

(k)    it has obtained or shall obtain written agreements from each of its employees, consultants and contractors who perform any activities pursuant to this Agreement, which agreements shall obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement; and

(l)    neither it nor any of its or its Affiliates’ employees or agents performing under this Agreement has ever been, or is currently: (i) debarred under 21 U.S.C. § 335a or by any Regulatory Authority; (ii) excluded, debarred, suspended, or otherwise ineligible to participate in federal health care programs or in federal procurement or non-procurement programs; (iii) listed on the FDA’s Disqualified and Restricted Lists for clinical investigators; or (iv) convicted of a criminal offense that falls within the scope of 42 U.S.C. § 1320a-7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible. Zai further covenants that if, during the Term, it becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that could lead to that Party becoming a debarred entity or individual, an excluded entity or individual or a convicted entity or individual, Zai will promptly notify MacroGenics. The foregoing sentence will survive termination or expiration of this Agreement.

12.3    Covenant. Each Party hereby covenants to the other Party that it will not, and will not permit its Affiliates, (Sub)licensees or anyone acting on its or their behalf to, grant or otherwise convey to any Third Party any rights that would interfere or be inconsistent with such other Party’s rights hereunder.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

12.4    No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

13.	INDEMNIFICATION

13.1    By Zai. Zai agrees to indemnify and hold harmless MacroGenics, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “MacroGenics Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) first arising after the Effective Date to the extent arising from (a) activities by Zai or any of its Related Parties, or any Zai Representatives with respect to the research, Development, use, Manufacture, Commercialization, import, distribution, or sale of Licensed Molecules or Products or the exercise of their rights or performance of their obligations related thereto, (b) the use by Zai or any of its Related Parties, or Permitted Subcontractors of the MacroGenics Licensed Patents or MacroGenics Licensed Know-How pursuant to this Agreement, (c) the negligence, illegal conduct or willful misconduct of Zai, or (d) Zai’s breach of this Agreement; provided, however, that Zai’s obligations pursuant to this Section 13.1 will not apply to the extent such Losses result from Losses for which MacroGenics has an obligation to indemnify Zai pursuant to Section 13.2.

13.2    By MacroGenics. MacroGenics agrees to indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses to the extent arising from (a) activities by MacroGenics or any of its Related Parties or Permitted Subcontractors or MacroGenics Representatives with respect to the research, Development, use, Manufacture, Commercialization or sale of Licensed Molecules or Products or the exercise of their rights or performance of their obligations related thereto, (b) the negligence, illegal conduct or willful misconduct of MacroGenics, (c) the use by MacroGenics or any of its Related Parties or Permitted Subcontractors of the Zai Licensed Patents or Zai Licensed Know-How pursuant to this Agreement, or (d) MacroGenics’ breach of this Agreement; provided, however, that MacroGenics’ obligations pursuant to this Section 13.2 will not apply to the extent such Losses result from Losses for which Zai has an obligation to indemnify MacroGenics pursuant to Section 13.1.

13.3    Defense. If any such claims or actions are made, the Indemnitee shall be defended at the Indemnifying Party’s sole expense by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing. The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this Section 13.

13.4    Settlement. The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, provided such settlement would not subject the Indemnitee to an injunction or otherwise adversely impact any of the Indemnitee’s rights under this Agreement or constitute an admission of guilt or wrongdoing by the Indemnitee, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld. The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

13.5    Notice. The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Section 13.1 or Section 13.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

13.6    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 13.6 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 13, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 11.

14.	INTELLECTUAL PROPERTY

14.1    Ownership of Intellectual Property

(a)    Ownership of current MacroGenics IP. As between MacroGenics and Zai, MacroGenics shall remain the sole and exclusive owner of all MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and MacroGenics Licensed Know-How that exist as of the Effective Date.

(b)    Ownership of current Zai IP. As between Zai and MacroGenics, Zai shall remain the sole and exclusive owner of all Zai Licensed Patents and Zai Licensed Know-How that exists as of the Effective Date.

(c)    MacroGenics Improvement IP. MacroGenics shall own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting the Research Plan for any Licensed Molecule or Product or in the course of either Party conducting Development, Manufacturing or Commercialization of a Collaboration Molecule or Collaboration Product, in each case that is solely and specifically related to the MacroGenics Platform, together with all intellectual property rights therein (“MacroGenics Improvement IP”). Zai shall, and hereby does (and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to), assign to MacroGenics all of its and their right, title and interest in and to MacroGenics Improvement IP. Upon MacroGenics’s written request, Zai shall, and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as MacroGenics may reasonably request to effectuate and confirm the vesting of all right, title and interest in and to the MacroGenics Improvement IP in MacroGenics.

(d)    Zai Improvement IP. Zai shall own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting the Research Plan for a Program for any Licensed Molecule or Product or in the course of either Party conducting Development, Manufacturing or Commercialization of a Collaboration Compound or Collaboration Product, in each case that is solely and specifically related to the Zai Platform, together with all intellectual property rights therein (“Zai Improvement IP”) . MacroGenics shall, and hereby does (and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to), assign to Zai all of its and their right, title and interest in and to Zai Improvement IP. Upon Zai’s written request, MacroGenics shall, and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as Zai may reasonably request to effectuate and confirm the vesting of all right, title and interest in and to the Zai Improvement IP.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(e)    Zai License-Only IP. Subject to Section 14.1(c) and Section 14.1(f), Zai shall own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting Development, Manufacturing or Commercialization of any License-Only Molecule or License-Only Product and any other activities within the License-Only Programs, together with all intellectual property rights therein (“Zai License-Only IP”); provided that, notwithstanding the foregoing, [***]. Subject to this Section 14.1(e), MacroGenics shall, and hereby does (and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to), assign to Zai all of its and their right, title and interest in and to Zai License-Only IP. Upon Zai’s written request, MacroGenics shall, and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as Zai may reasonably request to effectuate and confirm the vesting of all right, title and interest in and to the Zai License-Only in Zai.

(f)    Research IP. Subject to the terms of this Agreement, and other than MacroGenics Improvement IP and Zai Improvement IP, MacroGenics and Zai shall jointly own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting Research Plan Activities (“Research IP”), with each Party owning an undivided half interest and the right to exploit without the duty of accounting or seeking consent from the other Party to the extent to be permitted under Applicable Laws and Regulations.

(g)    Ownership of All Other IP. Subject to the terms of this Agreement and other than MacroGenics Improvement IP, Zai Improvement IP, Zai License-Only IP and Research IP, ownership of data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting Development, Manufacture or Commercialization of a Licensed Molecule or Product shall be based upon inventorship, as determined in accordance with U.S. patent law.

(h)    Jointly Owned IP. Each Party shall promptly disclose any Joint Owned IP developed by or on behalf of it to the other Party. Each Party shall, and hereby does (and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to), assign to the other Party an undivided half interest of its and their right, title and interest in and to Jointly Owned IP. Upon either Party’s written request, the other Party shall, and shall cause its employees, agents, and subcontractors to, and shall cause its Affiliates and their respective employees, agents and subcontractors to, execute and deliver such instruments and do such acts and things as may be necessary under Applicable Laws and Regulations, or as the requesting Party may reasonably request to effectuate and confirm the vesting of such right, title and interest in and to the Jointly Owned IP.

14.2    Patent and Trademark Filing, Prosecution and Maintenance

(a)    Overall Strategy. The JSC shall establish an overall strategy for the filing, prosecution and maintenance of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks, Jointly Owned Patents and Zai Licensed Patents in the Territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    Prosecution

(i)    Solely Owned Patents – General. Subject to Section 14.2(b)(ii) and Section 14.2(b)(iii), the responsibility for Patent Prosecution and Trademark Prosecution related to a Patent or Trademark that is within the MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and the Zai Licensed Patents that is owned solely by a Party shall be the responsibility of such Party. Zai has the sole right to prepare, file, prosecute, maintain or abandon any Patent that is within the Zai License-Only IP.

(ii)    MacroGenics Product-Specific Patents for License-Only Products. Zai shall have the first right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain, in the name of MacroGenics, (A) MacroGenics Product-Specific Patents, and (B) MacroGenics Licensed Trademarks for a License-Only Product. In the event that Zai elects not to undertake the Patent Prosecution for such MacroGenics Product-Specific Patents, Zai shall notify MacroGenics at least [***] before any such patent rights would become abandoned or otherwise forfeited, and MacroGenics shall have the right (but not the obligation), at its sole cost and expense, to undertake the Patent Prosecution of such MacroGenics Product-Specific Patents. Thereafter, any MacroGenics Product-Specific Patents that are the subject of such opt-out notice by Zai shall cease to be MacroGenics Licensed Patents for all purposes under this Agreement, including for purposes of the license granted by MacroGenics to Zai under Section 3.1. The right to assume Patent Prosecution of a MacroGenics Product-Specific Patent shall not apply in the event such a patent application would become abandoned or otherwise forfeited as a result of the prosecuting Party (x) discontinuing Patent Prosecution of such patent application but also filing a continuation application claiming the same invention or (y) settling an opposition to obtain a license to a competing patent.

(iii)    Zai Product-Specific Patents for Collaboration Products. MacroGenics shall have the first right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain, in the name of Zai, Zai Product-Specific Patents within the scope of the exclusive license granted by Zai to MacroGenics pursuant to Section 3.2. In the event that MacroGenics elects not to undertake the Patent Prosecution for such Zai Product-Specific Patents, MacroGenics shall notify Zai at least [***] before any such patent rights would become abandoned or otherwise forfeited, and Zai shall have the right (but not the obligation), at its sole cost and expense, to undertake the Patent Prosecution of such Zai Product-Specific Patents. Thereafter, any Zai Product-Specific Patents that are the subject of such opt-out notice by MacroGenics shall cease to be Zai Licensed Patents for all purposes under this Agreement, including for purposes of the license granted by Zai to MacroGenics under Section 3.2. The right to assume Patent Prosecution of a Zai Product-Specific Patent shall not apply in the event such a patent application would become abandoned or otherwise forfeited as a result of the prosecuting Party (A) discontinuing Patent Prosecution of such patent application but also filing a continuation application claiming the same invention or (B) settling an opposition to obtain a license to a competing patent.

(iv)    Jointly Owned Patents. Subject to Section 14.2(b)(ii) and Section 14.2(b)(iii), MacroGenics shall be responsible for undertaking the Patent Prosecution with respect to Patents jointly owned by the Parties (the “Jointly Owned Patents”), (i) with respect to Jointly Owned Patents generated or developed under a Collaboration Program, [***], and (ii) with respect to Jointly Owned Patents generated or developed under a License-Only Program, at Zai’s sole cost and expense. With respect to Jointly Owned Patents, in the event that MacroGenics elects not to undertake the Patent Prosecution for the Jointly Owned Patents, MacroGenics shall notify Zai at least [***] before any such patent rights would become abandoned or otherwise forfeited, and Zai shall have the right (but not the obligation), to undertake the Patent Prosecution of such Jointly Owned Patents and become the prosecuting Party therefor. The right to assume Patent Prosecution of a Jointly Owned Patent shall not apply in the event such a patent application would become abandoned or otherwise forfeited as a result of the prosecuting Party (A) discontinuing Patent Prosecution of such patent application but also filing a continuation application claiming the same invention or (B) settling an opposition to obtain a license to a competing patent.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(v)    Prosecuting Party Responsibilities. The prosecuting Party shall keep the JSC and the other Party informed of the status of all matters affecting Patent Prosecution and Trademark Prosecution of MacroGenics Product-Specific Patents, MacroGenics Licensed Trademarks, Jointly Owned Patents, and the Zai Product-Specific Patents, including providing a copy of all patent applications filed hereunder and any material correspondence from or with any governmental authorities (including the applicable patent office) to the IP Coordinator and the other Party in sufficient time to allow for review and comment by the non-prosecuting Party, and timely consulting with the non-prosecuting Party and its patent counsel on the strategy and content of submissions to such governmental authorities in advance of any submissions. Timely advice and suggestions of the non-prosecuting Party and its patent counsel shall be taken into consideration in good faith by the prosecuting Party and its patent counsel in connection with such filing.

(vi)    IP Coordinators; Disputes. Each Party shall designate one (1) qualified and experienced intellectual property professional to serve as that Party’s primary contact and coordinator regarding Patent Prosecution and Trademark Prosecution within this Agreement (each, an “IP Coordinator”). Each Party may replace its IP Coordinator with an alternative representative at any time with prior written notice to the other Party. The IP Coordinators shall be responsible for facilitating information exchange and discussion between the Parties regarding Patent Prosecution and Trademark Prosecution under this Agreement. Each Party will be responsible for all of its own costs with respect to its IP Coordinator. Any dispute regarding Patent Prosecution and Trademark Prosecution of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks, Zai Product-Specific Patent or Jointly Owned Patents that cannot be resolved by intellectual property counsel of the Parties shall be resolved by the IP Coordinators, and the IP Coordinator of the applicable prosecuting Party shall have final say with respect to any such disputes.

(vii)    Third Party Agreements. Each Party’s rights and obligations under this Section 14.2 with respect to MacroGenics Licensed Patents and Zai Licensed Patents are secondary to and shall be subject to any Third Party rights and obligations under the applicable MacroGenics Third Party Agreements and Zai Third Party Agreements.

(c)    Patent and Trademark Invalidations. The JSC shall decide whether and how to undertake activities intended to invalidate pending or issued Third Party Patents in the Territory that Cover the composition, use or manufacture of Licensed Molecules or Products.

(d)    Costs of Patent and Trademark Prosecution. Subject to Section 14.2(b)(iv), all out-of-pocket costs for Patent Prosecution and Trademark Prosecution of any Patent or Trademark shall be solely incurred by and the sole responsibility of the prosecuting Party, except that (a) if MacroGenics is conducting the Patent Prosecution of the Zai Product-Specific Patents pursuant to Section 14.2(b)(iii), Zai shall be responsible for the out-of-pocket costs for Patent Prosecution of such Zai Product-Specific Patents in the Collaboration Territory, and (b) if Zai assumes the responsibility to conduct the Patent Prosecution of such Zai Product-Specific Patents pursuant to Section 14.2(b)(iii), the costs of such activities conducted by or on behalf of Zai shall be borne solely by Zai. Notwithstanding the foregoing, all such costs incurred by the Parties with respect to the [***] Program after the Opt-In shall be [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(e)    Patent and Trademark Prosecution Cooperation. With respect to all Patent Prosecution and Trademark Prosecution related to pending or issued Patents and Trademarks included in Jointly Owned Patents, MacroGenics Licensed Patents, MacroGenics Licensed Trademarks, MacroGenics Product-Specific Patents, or Zai Product-Specific Patents, each Party shall:

(i)    execute all further instruments to document their respective ownership consistent with this Agreement as reasonably requested by the other Party;

(ii)    make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party hereunder to undertake its Patent Prosecution and Trademark Prosecution responsibilities;

(iii)    cooperate, if necessary and appropriate, with the other Party in gaining Patent and Trademark term extensions; and

(iv)    endeavor in good faith to coordinate its efforts under this Agreement with the other Party to minimize or avoid interference with the Patent Prosecution and Trademark Prosecution of the other Party’s Patents and Trademarks.

14.3    Enforcement

(a)    Notice. Each Party shall promptly provide, but in no event later than [***], the other with written notice reasonably detailing any known or alleged infringement of any Patent or Trademark owned by the other Party and subject to a license under this Agreement. The notifying Party will provide the other Party with all evidence available to it supporting its belief of such infringement.

(b)    Enforcement of Intellectual Property Rights

(i)    Except as expressly set forth in this Section 14.3, the sole owner (as between the Parties) of a Patent, Trademark, Know-How or Confidential Information shall have the exclusive right to institute and direct legal proceedings against any Third Party believed to be infringing such Patent or Trademark or misappropriating or otherwise violating such Know-How or Confidential Information.

(ii)    Zai shall have the initial right (but not the obligation) to institute and direct legal proceedings in the applicable Territory against any Third Party believed to be infringing (A) Collaboration Product-specific claims within other MacroGenics Licensed Patents (in each case within the scope of the exclusive license granted by MacroGenics to Zai under this Agreement) or Jointly Owned Patents, with respect to the [***] Program before the Opt-In or MGNX Option Program in the applicable Collaboration Territory, (B) Collaboration Product-specific claims within other MacroGenics Licensed Patents (in each case within the scope of the exclusive license granted by MacroGenics to Zai under this Agreement) or Jointly Owned Patents, with respect to the [***] Program after the Opt-In in the [***] Opt-In Territory, or (C) (1) MacroGenics Product-Specific Patents and (2) License-Only Product-specific claims within MacroGenics Licensed Patents or Jointly Owned Patents, in the License-Only Territory. Zai agrees to discuss the foregoing in good faith with MacroGenics. If Zai (x) does not initiate any action against such violation of any such Patent or claim, including by commencement of a lawsuit against the accused person if necessary or obtain settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such infringement of such Patent or claim, or (y) if such action is initiated within such period, ceases to pursue or withdraws from such action, then in each case ((x) and (y)) MacroGenics shall be entitled (but shall not be obligated) to take all actions reasonably necessary to abate such violation in the applicable Territory, including commencement of a lawsuit against the accused Third Party if necessary.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(iii)    MacroGenics shall have the first right (but not the obligation) to institute and direct legal proceedings against any Third Party believed to be infringing (1) Zai Product-Specific Patents, Collaboration Product-specific claims within other Zai Licensed Patents (each within the scope of the exclusive license granted by Zai to MacroGenics under this Agreement) or Jointly Owned Patents, with respect to the [***] Program before the Opt-In or MGNX Option Program outside the applicable Collaboration Territory, or (2) Zai Product-Specific Patents, Collaboration Product-specific claims within other Zai Licensed Patents (each within the scope of the exclusive license granted by Zai to MacroGenics under this Agreement), or Jointly Owned Patents, with respect to the [***] Program after the Opt-In in the ROW. MacroGenics agrees to discuss the foregoing in good faith with Zai. If MacroGenics (x) does not initiate any action against such violation of any such Patent or claim, including by commencement of a lawsuit against the accused person if necessary or obtain settlement thereof (in accordance with this Agreement), within [***] after receiving notice of such infringement of such Patent or claim, or (y) if such action is initiated within such period, ceases to pursue or withdraws from such action, then in each case ((x) and (y)) Zai shall be entitled (but shall not be obligated) to take all actions reasonably necessary to abate such violation outside the applicable Territory, including commencement of a lawsuit against the accused Third Party if necessary.

(iv)    All amounts recovered from enforcement of any such rights by either Party in accordance with Section 14.3(b)(ii) or 14.3(b)(iii) relating to the intellectual property licensed under this Agreement shall be first used to reimburse each Party’s costs and expenses incurred in connection with such action, and any remainder of such recovery, other than amounts recovered as lost profits, shall be (A) retained by Zai if Zai is the Party instituting the action, provided that any remainder retained by Zai shall be treated as Net Sales and shall be subject to Zai’s royalty payment obligations at the applicable rate specified in Section 9.5 to the extent such action is related to any Product that is subject to royalty payments pursuant to Section 9.5; (B) shared between MacroGenics and Zai equally if MacroGenics is the Party instituting the action during the Term in the Territory where MacroGenics has the first right to enforce, or retained by MacroGenics if MacroGenics is the Party instituting the action during the Term in the Territory where MacroGenics exercised its backup right to enforce; and (C) MacroGenics if MacroGenics is the Party instituting the action with respect to a Zai Product-Specific Patent outside the applicable Territory or Collaboration Product-specific claims within Zai Licensed Patents outside the applicable Territory (x) during the Term or (y) after the Term and MacroGenics has exercised its option under Section 16.8(a)(iv) or Section 16.8(b)(ii), provided that any remainder retained by MacroGenics shall be treated in the same as Net Sales were treated during the Term and shall be subject to MacroGenics royalty payment obligations or Third Party Triggered Payments, to the extent applicable, at the applicable rate specified in Section 16.8(a)(iv) or Section 16.8(b)(ii). Notwithstanding the foregoing, any costs and expenses incurred by the Parties or amounts recovered from enforcement with respect to the [***] Program after the Opt-In pursuant to this Section 14.3(b)(iv) [***].

(c)    Cooperation in Enforcement Proceedings. For any action by a Party pursuant to subsection (b) above, in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary for such Party to initiate, prosecute and maintain such action. If either Zai or MacroGenics initiates an enforcement action pursuant to Section 14.3(b), then the other Party shall cooperate to the extent reasonably necessary and at the first Party’s sole expense (except for the expenses of the non-controlling Party’s counsel, if any). Upon the reasonable request of the Party instituting any such action, such other Party shall join the suit and can be represented in any such legal proceedings using counsel of its own choice. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(d)    Status; Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any enforcement action pursuant to Section 14.3(b). Neither Party shall settle any litigation or legal proceeding (i) in the Territory to enforce MacroGenics Licensed Patents against a Third Party selling a Product or MacroGenics Licensed Trademarks without the other Party’s written authorization or (ii) outside the Territory to enforce Zai Licensed Patents against a Third Party selling a Product without the other Party’s written authorization. Zai will not enter into any settlement of any action described in this Section 14.3 that admits to the invalidity, unpatentability, narrowing of scope or unenforceability of the MacroGenics Licensed Patents or the Jointly Owned Patents in any manner, incurs any financial liability on the part of MacroGenics or requires an admission of liability, wrongdoing or fault on the part of MacroGenics, in each case without MacroGenics’ prior written consent. MacroGenics will not enter into any settlement of any action described in this Section 14.3 that admits to the invalidity, unpatentability, narrowing of scope or unenforceability of the Zai Licensed Patents or the Jointly Owned Patents in any manner, incurs any financial liability on the part of Zai or requires an admission of liability, wrongdoing or fault on the part of Zai, in each case without Zai’s prior written consent.

14.4    Defense

(a)    Notice of Allegations. Each Party shall notify the other in writing of any allegations it receives from a Third Party that the manufacture, production, use, development, sale, offer for sale, import or distribution of any Product or practice of any MacroGenics Licensed Technology or Zai Licensed Patents or Zai Licensed Know-How licensed by a Party under this Agreement or Jointly Owned Patents infringes the intellectual property rights of such Third Party in the Territory or with respect to the Zai Licensed Patents, Zai Licensed Know-How or Jointly Owned Patents outside the Territory. Such notice shall be provided promptly, but in no event after more than [***], following receipt of such allegations.

(b)    Notice of Suit. In the event that a Party receives notice that it or any of its Affiliates have been individually or collectively named as a defendant (or defendants) in a legal proceeding by a Third Party alleging infringement of a Third Party’s Patents issued (i) in the Territory as a result of the manufacture, production, use, development, sale, offer for sale, import or distribution of Products or any MacroGenics Licensed Technology or Zai Licensed Technology licensed by a Party under this Agreement or Jointly Owned Patents, or (ii) outside the Territory as a result of the practice of any Zai Licensed Technology or Jointly Owned Patents, such Party shall immediately notify the other Party in writing and in no event notify such other Party later than [***] after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof. In such event, the Parties shall agree how best to mitigate or control the defense of any such legal proceeding; provided however, that if either Party or any of its Affiliates have been individually named as a defendant in a legal proceeding relating to the alleged infringement of a Third Party’s issued Patents in the Territory as a result of the manufacture, production, use, development, sale or distribution of Products, the other Party shall be allowed to join in such action, at its own expense.

(c)    Status; Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof initiated by a Third Party as contemplated under Section 14.4(a) or Section 14.4(b); provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section 14.4(c) may be undertaken by a Party without the consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

15.	DISPUTE RESOLUTION

15.1    Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 15 shall be the exclusive mechanism for resolving any Dispute between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder that is not resolved through good faith negotiation between the Parties. For the avoidance of doubt, this Article 15 shall not apply to any decision with respect to which a Party has final decision-making authority hereunder. Any Dispute, including Disputes that may involve the parent company, subsidiaries, or Affiliates under common control of any Party, shall be resolved in accordance with this Article 15.

15.2    Resolution by Executive Officers. Except as otherwise provided in this Article 15, in the event of any Dispute, either Party may, by written notice to the other Party, refer the Dispute to the Executive Officer of each Party for attempted resolution by good faith negotiation within [***] after such notice is received (unless otherwise agreed by the Parties). Each Party may, in its discretion, seek resolution of any and all Disputes that are not resolved under this Section 15.2 in accordance with Section 15.3.

15.3    Arbitration. If the Executive Officers of the Parties fail to resolve (a) the Dispute pursuant to Section 15.2 or (b) a Deadlock pursuant to Section 2.2(c), and a Party desires to pursue resolution of such Dispute or Deadlock, such Dispute or Deadlock shall be referred to and finally resolved by arbitration in accordance with the International Chamber of Commerce Rules (“ICC Rules”) for the time being in force, which rules are deemed incorporated by reference in this clause. The seat of the arbitration shall be in New York, New York, the United States, and the arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the appointment procedures provided in the ICC Rules and the chairs shall be selected by the tribunal in accordance the ICC Rules. The language of the arbitration shall be English. Notwithstanding the foregoing or anything to the contrary in this Agreement, (a) if any matter is within the scope of the JSC’s authority, the provisions of Section 2.2(c) will initially apply with respect to such matter; and (b) if this Agreement expressly provides that such matter is subject to a Party’s discretion or a Party’s sole or final decision-making authority (including the matters set forth in Sections 2.2(c)(i) and 2.2(c)(ii)), such matter shall not be subject to dispute resolution under this Section 15.3 and shall be finally determined by such Party in accordance with the terms of this Agreement.

15.4    Costs of Dispute Resolution. Each Party shall be solely responsible for the costs it incurs to resolve a Dispute except for the costs of engaging arbitrators which shall be [***].

16.	TERMS AND TERMINATION

16.1    Term. Unless earlier terminated, this Agreement shall continue in effect, on a Program-by-Program and country-by-country or Region-by-Region basis, until the expiration of the applicable Royalty Term (“Term”), except that, with respect to the [***] Program after the Opt-In, this Agreement shall continue in effect until the expiration of all payment obligations of each Party under this Agreement. Upon the expiration (but not early termination) of this Agreement with respect to a Program (other than the [***] Program after the Opt-In), on a country-by-country or Region-by-Region basis, the licenses granted hereunder by MacroGenics to Zai shall become fully paid-up, royalty-free, irrevocable and perpetual.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

16.2    Termination for Cause. This Agreement may be terminated in its entirety or on a Program-by-Program basis at any time during the Term upon written notice by either Party (the “Non-Breaching Party”) if the other Party (the “Breaching Party”) is in material breach of this Agreement and, in each case, has not cured such breach within [***] after notice requesting cure of the breach (other than for non-payment which shall be cured within [***]. Notwithstanding the foregoing, in the event there is a good faith dispute as to whether a material breach exists, the dispute shall be resolved pursuant to Section 15.3. During the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. If (a) as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one (1) or more of its obligations under this Agreement, and (b) the Breaching Party fails to complete the actions specified by such adverse ruling to cure such material breach in accordance with any procedures or timeframes established by the tribunal, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

16.3    Termination for Convenience.

(a)    At any time after (i) the second (2nd) anniversary of the Effective Date with respect to the [***] Program ([***]), or any of the License-Only Programs, or (ii) the fourth (4th) anniversary of the Effective Date with respect to the MGNX Option Program, Zai may terminate this Agreement (A) in its entirety, (B) on a Program-by-Program basis, or (C) solely with respect to the [***], in each case (i)-(iii) for any or no reason upon ninety (90) days’ written notice to MacroGenics.

(b)    At any time after the second (2nd) anniversary of the Effective Date with respect to the [***] Program [***], Zai may terminate this Agreement with respect to the [***] Program for any or no reason upon one hundred and eighty (180) days’ written notice to MacroGenics.

16.4    Termination for Safety and End of Global Development.

(a)    MacroGenics may terminate this Agreement on a Collaboration Product-by- Collaboration Product basis upon ninety (90) days’ written notice if a Major Safety Issue has occurred with respect to a Collaboration Product (other than any [***] Product after the Opt-In) before First Commercial Sale of the Product in the Territory and MacroGenics, its Affiliates and other licensees have all discontinued the global Development, Manufacturing and Commercialization activities with respect to such Collaboration Product and announced such discontinuation through a press release or other public announcement; provided that such written notice shall set forth with reasonably details the basis of such Major Safety Issue. [***].

(b)    With respect to any [***] Product after the Opt-In, either Party may terminate this Agreement pursuant to the procedures set forth in Section 16.4(a); provided that (i) [***] and (ii) [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

16.5    Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by the Applicable Laws and Regulations, by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy, reorganization, liquidation or receivership proceeding, such right to terminate will only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

16.6    Termination for Patent Challenge. Except to the extent the following is unenforceable under the Applicable Laws and Regulations of a particular jurisdiction in the Territory, MacroGenics may terminate this Agreement (other than with respect to the [***] Program after the Opt-In) upon [***]’ prior written notice to Zai if Zai, its Affiliates, or Sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any MacroGenics Licensed Patent in a court or other governmental agency of competent jurisdiction, including a reexamination or opposition proceeding; provided that if (i) Zai or its Affiliates, or Sublicensees withdraws such legal action within such [***]’ notice period or (ii) with respect to a such interference, opposition or challenge brought by a Sublicensee, if the applicable Sublicense is terminated within such [***]’ notice period, then MacroGenics shall not have the right to terminate this Agreement under this Section 16.6.

16.7    Termination for Collaboration Program Cessation. On a Collaboration Program-by- Collaboration Program basis (other than the [***] Program after the Opt-In), [***], if [***] under a Collaboration Program, in each case, in the Collaboration Territory for [***] other than because of (a) any [***], (b) any [***], (c) any [***] or [***], or (d) any [***]shall have the right to terminate this Agreement with respect to such Collaboration Program (other than the [***] Program after the Opt-In) upon [***]’ prior written notice to Licensee.

16.8     Effect of Termination for Collaboration Programs

(a)    If MacroGenics terminates this Agreement with respect to a Collaboration Program (other than the [***] Program after the Opt-In) pursuant to [***], or if Zai terminates this Agreement with respect to a Collaboration Program (other than the    [***] Program after the Opt-In) pursuant to [***]:

(i)    Each Party shall pay any amounts due pursuant to, as applicable, Section 5.1(d) (solely for all Development Costs and non-cancellable commitments such Party actually incurred for such Terminated Program prior to such termination) or [***] (with respect to all costs, solely for all costs (as applicable) and non-cancellable commitments such Party actually incurred for such Terminated Program prior to such termination) and Zai shall pay any amounts due pursuant to Article 9 prior to the date of termination;

(ii)    For the avoidance of doubt, the applicable licenses and sublicenses granted to Zai with respect to such Terminated Program under Sections 3.1 shall terminate;

(iii)    [***]shall survive;

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(iv)    [***]with respect to such Terminated Program under Section [***] to include the [***] within [***] of the effective date of termination of this Agreement. In the event that [***] hereunder within such [***], then the [***] with respect to such Terminated Program pursuant to Section [***]shall automatically [***] of such notice, and thereafter, [***] , [***], a [***]of the applicable Products [***]in the Territory during the [***], which [***] shall further be subject to Section [***] (in which case [***] , provided that, for clarity, that subsection (b) of the defined [***] shall be based on the [***] (for which [***] maintains the [***] ) and not the [***]);

(v)    Zai shall return to MacroGenics or its designee all Products (including all Licensed Molecules) of the Terminated Program within its possession or control and arrange for the Zai Sublicensees to return to MacroGenics or its designee all Products (including all Licensed Molecules) of the Terminated Program within such Zai Sublicensees’ possession or control;

(vi)    Zai shall cease to Develop and Commercialize all Licensed Molecules and Products (including all Combination Products) of the Terminated Program, including immediately stopping enrollment of subjects (unless otherwise directed in writing by MacroGenics) into any Clinical Trial being conducted by the Parties and at MacroGenics’ sole election either wind-down (including to cease administering Licensed Molecules or Products to Clinical Trial subjects and conducting Clinical Trial procedures on Clinical Trial subjects, to the extent medically advisable) or transition to MacroGenics (or its designee) any Clinical Trial then being conducted by Zai, but in all cases in a timely manner and in accordance with all Applicable Laws and Regulations;

(vii)    for the Products (including Licensed Molecules) of the Terminated Program, to the extent [***], Zai will [***], for the purpose of the [***] of the [***], to [***] (A) all Regulatory Submissions (such as Regulatory Approvals, INDs, BLAs, NDAs, and drug master files) and clinical trial agreements (to the extent assignable and not cancelled) for such Product(s), to the extent that [***]; (B) all data, including clinical data, materials and information of any kind or nature whatsoever, in Zai ’s possession or in the possession of its Affiliates or its or their respective agents related to such Product(s); (C) all trademarks related to such Products (if such termination occurs after approval of such trademark by a Regulatory Authority); and (D) all material information, and any other information reasonably requested and required by MacroGenics, relating to the manufacture of such Products;

(viii)    all sublicenses under the license granted pursuant to Section 3.3 shall terminate, unless converted to a direct license upon the mutual agreement between MacroGenics and the applicable sublicensee; and

(ix)    MacroGenics shall revoke (and Zai shall allow revocation of) any powers of attorney for any MacroGenics Licensed Patents that Zai holds as of the time of such termination; and

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(b)    If Zai terminates this Agreement with respect to a Collaboration Program (other than the [***] Program after the Opt-In) pursuant to [***], the following shall apply:

(i)    Section 16.8(a)(i), Section 16.8(a)(ii), Section 16.8(a)(vi), Section 16.8(a)(viii) and Section 16.8(a)(ix) shall apply, and Section 16.8(a)(v) shall apply subject to MacroGenics’ payment to Zai for the Fully Burdened Manufacturing Costs for the Products transferred to MacroGenics thereunder;

(ii)    [***]with respect to such Terminated Program by within [***]of the effective date of termination of this Agreement. In the event that [***]hereunder within such [***], then the [***]with respect to the Terminated Program under Section [***] shall survive (subject to [***]) and [***] if [***] of and the applicable Products [***], which [***]shall further be subject to Section (in which case [***], provided that, for clarity, that subsection (b) of the defined [***] shall be based on the [***] (for which [***]maintains the [***]) and not the [***]);

(iii)    Section 16.8(a)(vii) will apply if [***] set forth in Section 16.8(b)(ii).

(c)    If Zai terminates this Agreement with respect to the [***] Program after the Opt-In pursuant to [***]or if MacroGenics terminates this Agreement with respect to the [***] Program after the Opt-In pursuant to [***], then MacroGenics may elect one of the following:

(i)    MacroGenics may elect to also terminate this Agreement with respect to the [***] Program, in which case (x) all licenses granted under this Agreement with respect to the [***] Program shall terminate, and (y) each Party shall cease to Develop and Commercialize all [***] Molecules and [***] Products, including immediately stopping enrollment of subjects into any Clinical Trial being conducted by such Party for [***] Products, and wind-down (including to cease administering [***] Molecules or Products to Clinical Trial subjects and conducting Clinical Trial procedures on Clinical Trial subjects, to the extent medically advisable) then be conducted by such Party, but in all cases in a timely manner and in accordance with all Applicable Laws and Regulations, at such Party’s sole cost and expense; or

(ii)    MacroGenics may [***], in which case (A) [***], and [***] the [***] (“[***]”), [***]; and (B) [***] shall[***], [***]: (x) the [***], (y) the [***] of the [***] Product [***], or (z) the [***].

(d)    If Zai terminates this Agreement with respect to the [***] Program after the Opt-In pursuant to [***], then [***], except that in the event that Zai [***], then the [***]mentioned therein shall be [***], and thereafter, [***], during the period set forth in [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(e)    If this Agreement is terminated with respect to one or more Programs or one or more [***] (but not in the case of any termination of this Agreement in its entirety or all Programs), then Section 16.8 shall apply solely with respect to such Terminated Program(s) or such[***], as applicable.

16.9     Effect of Termination for License-Only Programs

(a)    If MacroGenics terminates this Agreement with respect to a License-Only Program pursuant to [***], or if Zai terminates this Agreement with respect to a License-Only Program pursuant to [***]:

(i)     Zai shall pay any amounts due pursuant to Article 9 prior to the date of termination;

(ii)    For the avoidance of doubt, the applicable licenses and sublicenses granted to Zai with respect to such Terminated Program under Sections 3.1 shall terminate;

(iii)    Zai [***]Affiliates and Third Party (subject to Section [***]) [***]for the Terminated Program, by providing written notice [***]. In the event that [***]hereunder [***], then the [***] in the preceding sentence shall be [***], and thereafter, [***] will (A) [***]by or on behalf of [***]after the [***], and (B) have the option to purchase any of Zai’s inventory of the applicable License-Only Molecule and License-Only Product, at Zai’s Fully-Burdened Manufacturing Cost;

(iv)    Zai shall cease to Develop and Commercialize all Licensed Molecules and Products (including all Combination Products) of the Terminated Program, including immediately stopping enrollment of subjects (unless otherwise directed in writing by MacroGenics) into any Clinical Trial being conducted by the Parties and at MacroGenics’ sole election either wind-down (including to cease administering Licensed Molecules or Products to Clinical Trial subjects and conducting Clinical Trial procedures on Clinical Trial subjects, to the extent medically advisable) or transition to MacroGenics (or its designee) any Clinical Trial then be conducted by Zai, but in all cases in a timely manner and in accordance with all Applicable Laws and Regulations;

(v)    all sublicenses under the license granted pursuant to Section 3.3 shall terminate, unless converted to a direct license upon the mutual agreement between MacroGenics and such sublicensee; and

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

(vi)    MacroGenics shall revoke (and Zai shall allow revocation of) any powers of attorney for any MacroGenics Licensed Patents that Zai holds as of the time of such termination.

(b)    If Zai terminates this Agreement with respect to a License-Only Program pursuant to [***], the provisions in Section [***], except that in the event that [***] pursuant to Section 16.9(a)(iii), then [***]therein shall be [***], and thereafter, [***] achieved by or on [***]and [***] the License-Only Products [***] that are[***] .

(c)    If this Agreement is terminated with respect to one or more Programs or one or more [***] (but not in the case of any termination of this Agreement in its entirety or all Programs), then Section 16.9 shall apply solely with respect to such Terminated Program(s) or such [***], as applicable.

16.10    Survival. The following provisions shall survive the termination or expiration of this Agreement for any reason: Articles 1, 13, 15 and 17, and Sections 5.1(c)(ii), 7.3(b)(vi), 7.3(c)(vi), 10.3- 10.8 (solely with respect to any amounts due but unpaid), 11.1, 11.3(b), 11.3(d), 12.4, 14.1, 16.1, 16.4, 16.8, 16.9 and 16.10, and, in the event Zai exercises the [***] Profit Share Option, Section 4 of Exhibit D-1, and Sections 6 and 7 of Exhibit D-2. In addition, the other applicable provisions of Article 10 and Exhibit D, in the event Zai exercises the [***] Profit Share Option, shall survive such expiration or termination of this Agreement in its entirety to the extent required to make final reimbursements, reconciliations or other payments incurred or accrued prior to the date of termination or expiration. Any expiration or termination of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of expiration or termination.

17.	MISCELLANEOUS

17.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party (“Force Majeure”). The Parties agree the effects of the COVID-19 pandemic that is ongoing as of the Effective Date may be invoked as a Force Majeure Event for the purposes of this Agreement solely to the extent those effects are not reasonably foreseeable by the Parties as of the Effective Date. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances. In the event a Party is unable to perform its obligations under a Program due to Force Majeure for a period of [***], the Parties will discuss in good faith to seek an equitable remedy for such nonperformance, including the possibility of the termination of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

17.2    Rights in Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full. Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by Noninvolved Party. The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, or other Applicable Laws and Regulations.

17.3    Assignment. Neither Party may assign this Agreement or any right or obligation under this Agreement without the prior written consent of the other Party, provided that each Party may assign this Agreement and its rights and obligations under this Agreement, without such consent from the other Party, to its Affiliate or any successor in interest in connection with the sale of all or substantially all of its assets or a sale of all or substantially of the business related to a Licensed Molecule or a Product, or a merger, acquisition or other similar transactions. For the avoidance of doubt, the terms and conditions of this Agreement shall be binding on the permitted successors and assignees of each Party and any permitted successor and assignee shall assume all obligations of the assigning Party under this Agreement and shall agree in writing to be bound by the terms and conditions of this Agreement. Any assignment not in accordance with this Section 17.3 shall be null and void.

17.4    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

17.5    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to MacroGenics, to:	9704 Medical Center Drive
Rockville, MD 20850
Attention: Chief Executive Officer [***]

with copy to: (which shall not constitute notice)	9704 Medical Center Drive Rockville, MD 20850 [***][***]

if to Zai, to:	Zai Lab (Hong Kong) Limited
Room 2301, 23/F, Island Place Tower
510 King’s Road, North Point
Hong Kong
Attention: Chief Executive Officer

with copy to:	[***] [***]Zai Lab
(which shall not constitute	Limited
notice)	314 Main Street, 4th Floor
Cambridge, MA 02142 [***]
[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given upon receipt.

17.6    Applicable Intellectual Property Law. All questions of inventorship shall be determined in accordance with U.S. patent laws. In respect to all other Patent issues related to the enforceability or validity of a Patent, the laws of the jurisdiction in which the applicable Patent is filed or granted shall govern. Except as otherwise indicated, in all other respects, the right and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, US.

17.7    Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, including the Programs and licenses granted hereunder. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof, including the Programs and the licenses granted hereunder, are superseded by the terms of this Agreement, including the Existing CDA. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto. The “Existing CDA” means that certain Mutual Confidentiality Agreement between the Parties effective as of [***]. Any confidential information disclosed by the Parties pursuant to the Existing CDA shall be deemed to constitute Confidential Information under this Agreement.

17.8    Headings. The captions to the several Sections hereof are not a part of the Agreement, but are merely for convenience to assist in locating and reading the several Sections and Sections of this Agreement.

17.9    Independent Contractors. It is expressly agreed that MacroGenics and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MacroGenics nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

17.10    Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

17.11    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

17.12    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

17.13    Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.14    Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

17.15    Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are United States Dollars. Unless the context otherwise requires, countries shall include territories. References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto.

(Remainder of page intentionally left blank)

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Zai Lab US LLC		MacroGenics, Inc.

By:	/s/ Samantha Du	By:	/s/ Scott Koenig
Name:	Samantha Du	Name:	Scott Koenig
Title:	CEO	Title:	CEO

CONFIDENTIAL

Exhibit B

MacroGenics Licensed Trademarks

DART® TRIDENT®

Exhibit D

[***] Profit Share Option

This Exhibit D covers the financial planning, accounting policies and procedures to be followed in determining the Development Cost Share and Profit & Loss Share, and the Parties’ other rights and obligations, upon Zai’s exercise of the [***] Profit Share Option.

Exhibit D-1. Development Cost Share

1.    Research and Development Costs. Subject to this Paragraph 1 and Paragraph 2 of this Exhibit D-1, upon exercise of the [***] Profit Share Option, the Parties shall share all Research and Development Costs incurred on or after the exercise of the [***] Profit Share Option in connection with the Development of the [***] Product(s), including preclinical, CMC, clinical development, and companion diagnostic development but excluding, for clarity, any Research and Development Costs incurred with respect to a Competing Study or Proprietary Compound Combination Study, as follows:

(a)    Research and Development Costs shall be borne fifty percent (50%) by MacroGenics and fifty percent (50%) by Zai;

(b)    [***]; and

(c)    [***].

2.    [***].

[***].

3.    [***].

(a)    [***].

(b)    [***].

(c)    [***].

(d)    [***].

(e)    [***].

(f)    [***].

(g)    [***].

(h)    [***].

(i)    [***].

(j)    [***].

(k)    [***].

(l)    [***].

(m)    [***].

(n)    [***].

(o)    [***].

Exhibit D-2. Profit & Loss Share

1.    [***].

(a)    [***].

(b)    [***].

(c)    [***]

(d)    [***].

(e)    [***].

(f)    [***].

2.    [***].

(a)    [***].

(b)    [***].

(c)    [***].

3.    [***]

4.    Net Profits/Losses Sharing.

(a)    Upon Zai’s exercise of the [***] Profit Share Option, during the Profit & Loss Share Term, [***], the Parties agree to share equally (which, for clarity, shall mean that MacroGenics shall bear (and be entitled to) fifty percent (50%), and Zai will bear (and be entitled to) fifty percent (50%) of the Net Profits/Losses with respect to [***] Product (“Profit & Loss Share”).

(b)    [***].

(c)    [***].

5.    [***].

(a)    [***].

(b)    [***].

6.    [***].

7.    [***].

(a)    [***].

(b)    [***].

(c)    [***].

(d)    [***].

(e)    [***].

(f)    [***]

(g)    [***]

(h)    [***].

(i)    [***].

(j)    [***]:

(i)    [***];

(ii)    [***]; and

(iii)    [***].

(k)    [***].

(l)    [***].

(m)    [***].

(n)    [***].

(o)    [***].

(p)    [***].

(q)    [***].

(r)    [***].

(s)    [***].

(t)    [***].

(u)    [***].

(v)    [***].

(w)    [***].

(x)    [***].

(y)    [***].

(z)    [***].

(aa)    [***].

(bb)    [***].

Exhibit E

Press Release

Zai Lab and MacroGenics Enter Into Broad Strategic Collaboration to Develop and Commercialize Preclinical Bispecific Antibodies in Oncology

•	Zai Lab granted combination of regional Asian and global rights for up to four CD3-or CD47-based bispecific molecules

•	MacroGenics provides rights to Zai Lab for its DART® and TRIDENT® multi-specific platforms and a lead research program targeting solid tumors

•	Zai Lab provides rights to MacroGenics for certain intellectual property related to CD47 for select tumor targets

SHANGHAI, SAN FRANCISCO and ROCKVILLE, MD, June 16, 2021 (GLOBE NEWSWIRE) – Zai Lab Limited (NASDAQ: ZLAB; HKEX: 9688), an innovative commercial-stage biopharmaceutical company, and MacroGenics (NASDAQ: MGNX), a biopharmaceutical company focused on developing and commercializing innovative monoclonal-antibody-based therapeutics for the treatment of cancer, announced today that the companies have entered into an exclusive collaboration and license agreement involving up to four immuno-oncology molecules.

The first collaboration program covers a lead research molecule that incorporates MacroGenics’ DART platform and binds CD3 and an undisclosed target that is expressed in multiple solid tumors. The next-generation CD3 component of the DART bispecific molecule has been designed to minimize cytokine-release syndrome while maintaining anti-tumor cytolytic activity. The second collaboration program will cover a target to be designated by MacroGenics. For both molecules, Zai receives commercial rights in Greater China, Japan, and Korea and MacroGenics receives commercial rights in all other territories. For the lead molecule, Zai Lab receives an option upon reaching a predefined clinical milestone to convert the regional arrangement into a global 50/50 profit share.

Zai Lab also obtains exclusive, global licenses from MacroGenics to develop, manufacture and commercialize two additional molecules. For the four programs, each company will contribute intellectual property to generate either CD3- or CD47-based bispecific antibodies.

“We are very pleased to be expanding our existing relationship with Zai Lab, which already includes regional rights in Greater China for two clinical-stage programs,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “Zai has a strong track record of rapidly progressing the development of innovative product candidates in China. This new partnership enables us to jointly discover, develop and deliver potentially best-in-class therapeutics to address patients’ unmet medical needs.”

“MacroGenics has been a great partner and one of the leading companies in the immuno-oncology field,” said Samantha Du, Ph.D., Founder, Chairperson, Chief Executive Officer of Zai Lab. “We are pleased to expand our strategic collaboration, which leverages both companies’ unique research capabilities and gives Zai Lab access to MacroGenics’ proprietary technologies to expand our innovative oncology portfolio on a global basis.”

Under the terms of the agreement, MacroGenics receives initial consideration from Zai Lab of $55 million, including an upfront payment of $25 million and an equity investment of $30 million in MacroGenics’ common stock at $31.30 per share. In addition, MacroGenics is eligible to receive up to $1.4 billion in potential development, regulatory and commercial milestone payments for the four programs. If products from the collaboration are commercialized, MacroGenics would also receive royalties on annual net sales in Zai Lab’s territories.

About Zai Lab

Zai Lab (NASDAQ: ZLAB; HKEX: 9688) is an innovative commercial-stage biopharmaceutical company focused on bringing transformative medicines for cancer and infectious and autoimmune diseases to patients in China and around the world. We aim to address significant unmet medical needs in large, fast-growing segments of the pharmaceutical market. Our experienced team has secured partnerships with leading global biopharmaceutical companies to generate a broad pipeline of potentially innovative, marketed products and product candidates. We have also built an in-house team with strong drug discovery and translational research capabilities and are establishing a pipeline of proprietary drug candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to positively impact human health worldwide.

For additional information about the company, please visit www.zailaboratory.com or follow us at www.twitter.com/ZaiLab_Global.

About MacroGenics, Inc.

MacroGenics is a biopharmaceutical company focused on developing and commercializing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics’ technology platforms and protein engineering expertise has allowed the Company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see the Company’s website at www.macrogenics.com. MacroGenics, the MacroGenics logo, DART and TRIDENT are trademarks or registered trademarks of MacroGenics, Inc.

Zai Lab Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements regarding the prospects and plans for developing and commercializing the preclinical bispecific molecules monoclonal antibodies and other statements containing words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to successfully commercialize and generate revenue from its approved products; (2) Zai Lab’s ability to finance its operations and business initiatives and obtain funding for such activities, (3) Zai Lab’s results of clinical and pre-clinical development of its product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on our business and general economic, regulatory and political conditions and (6) the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

MacroGenics Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development of the Company’s therapeutic candidates, commercial prospects of or product revenues from MARGENZA, milestone or opt-in payments from the Company’s collaborators, the Company’s anticipated milestones and other statements containing the words “subject to”, “believe”, “anticipate”, “plan”, “expect”, “intend”, “estimate”, “project”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks that MARGENZA revenue, expenses and costs may not be as expected, risks relating to MARGENZA’s market acceptance, competition, reimbursement and regulatory actions, the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

For more information, please contact:

Zai Lab Contacts

Billy Cho, CFO

+86 137 6151 2501

billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.

Burns McClellan, on behalf of Zai Lab

212-213-0006 ext. 315 / 364

rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni

Endurance Advisors, on behalf of Zai Lab

610-442-8570

mzanoni@enduranceadvisors.com

MacroGenics Contacts

Jim Karrels, Senior Vice President, CFO

1-301-251-5172

info@macrogenics.com